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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Callon Petroleum Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CALLON PETROLEUM COMPANY
200 NORTH CANAL STREET
NATCHEZ, MISSISSIPPI 39120
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, MAY 3, 2007
     To Our Shareholders:
     Notice is hereby given and you are cordially invited to attend the Annual Meeting of Shareholders of the Company which will be held in Natchez, Mississippi, on Thursday, May 3, 2007, at 9:00 a.m., in the St. Louis Room of the Natchez Convention Center, 211 Main Street, Natchez, Mississippi 39120, for the following purposes:
1.	To elect one Class I director to hold office until the 2010 Annual Meeting of Shareholders;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.
     Specific details of the matters proposed to be put before the Annual Meeting are set forth in the proxy statement accompanying and forming part of this notice.
     Only shareholders of record at the close of business on March 19, 2007 will be entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponements thereof. Each common share is entitled to one vote per share. Whether or not you plan to attend the Annual Meeting, we request that you sign, date and promptly mail the enclosed proxy in the pre-addressed envelope enclosed.

By Order of the Board of Directors /s/ Robert A. Mayfield Robert A. Mayfield Corporate Secretary

Natchez, Mississippi
April 11, 2007
     IF YOU CANNOT ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE RETURN ENVELOPE ENCLOSED FOR YOUR USE. NO POSTAGE IS REQUIRED IF THE ENVELOPE IS MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE 2007 ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

PROXY STATEMENT
SOLICITATION AND REVOCABILITY OF PROXIES
VOTING REQUIREMENTS
QUORUM AND OTHER MATTERS
PROPOSAL I
BENEFICIAL OWNERSHIP OF SECURITIES
EXECUTIVE COMPENSATION AND OTHER RELATED INFORMATION
PROPOSAL II
SHAREHOLDERS’ PROPOSALS
FINANCIAL STATEMENTS AND OTHER AVAILABLE DOCUMENTS
OTHER BUSINESS

PROXY STATEMENT

CALLON PETROLEUM COMPANY
200 North Canal Street
Natchez, Mississippi 39120
(601) 442-1601

ANNUAL MEETING OF SHAREHOLDERS
THURSDAY, MAY 3, 2007

SOLICITATION AND REVOCABILITY OF PROXIES
     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Callon Petroleum Company, a Delaware corporation, from shareholders of the Company for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 3, 2007, at 9:00 a.m., in the St. Louis Room of the Natchez Convention Center, 211 Main Street, Natchez, Mississippi 39120, and at any adjournment or postponement thereof. The purpose of the meeting is to consider and vote upon the matters described in the accompanying Notice of Annual Meeting of Shareholders.
     A proxy in the form accompanying this proxy statement, when properly executed and returned, will be voted in accordance with the directions specified on the proxy, and otherwise in accordance with the judgment of the persons designated therein as proxies. Any proxy which does not withhold authority to vote or on which no other instructions are given will be voted for the election of the nominees named herein to the Board of Directors and in favor of the other proposals set forth in the notice. Any proxy may be revoked at any time before it is exercised by delivering, to the Corporate Secretary of the Company, written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Proxies submitted by mail must be received on or before May 2, 2007. Submitting your proxy by mail will not affect your right to vote in person if you decide to attend the 2007 annual meeting. If a shareholder holds shares in a broker’s account and has given specific voting instructions, the shares will be voted in accordance with those instructions. If no voting instructions have been given, under rules of The New York Stock Exchange the broker may decide how to vote with respect to those shares as to the Board nominee and the ratification of the Company’s independent accounting firm for the 2007 fiscal year.
     This proxy statement and the accompanying notice and form of proxy are being mailed to shareholders on or about April 11, 2007. The Annual Report for the Company’s fiscal year ended December 31, 2006 is also being mailed to shareholders contemporaneously with this proxy statement, although the Annual Report does not form a part of the material for the solicitation of proxies. The contents of this proxy statement have been approved by our Board of Directors.
     Proxies will be solicited primarily by mail, but employees of the Company may also solicit proxies in person or by telephone. Arrangements may be made with brokerage firms or other custodians, nominees, and fiduciaries to send proxy materials to the beneficial owners of our common stock. All costs incurred in the solicitation of proxies will be borne by the Company.
Matters to be Considered at the Annual Meeting
     Unless otherwise indicated, proxies in the form enclosed that are properly executed, duly returned, and not revoked will be voted in favor of (1) the election of one Class I director nominee to the Board of Directors named herein, and (2) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.
     The Board of Directors is not presently aware of any other proposals that may be brought before the Annual Meeting. In the event other proposals are brought before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with what they consider to be in the best interests of the Company and our shareholders.

VOTING REQUIREMENTS
     The Board of Directors has fixed the close of business on March 19, 2007 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of all shareholders entitled to vote at the Annual Meeting will be open for examination by any shareholder during normal business hours for a period of ten days prior to the Annual Meeting at the offices of the Company, 200 North Canal Street, Natchez, Mississippi 39120. Such list will also be available at the Annual Meeting and may be inspected by any shareholder who is present.
     On the record date, our outstanding voting securities consisted of 20,750,449 shares of common stock. Holders of common stock will be entitled to one vote per share held of record on the record date for each proposal to be presented at the Annual Meeting.
QUORUM AND OTHER MATTERS
     The holders of a majority of the total shares of common stock issued and outstanding on the record date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. For purposes of determining whether a quorum is present under Delaware law, broker non-votes and abstentions count towards the establishment of a quorum.
     The election of directors requires the favorable vote of the holders of a plurality of shares of common stock present and voting, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes have no effect on determinations of plurality except to the extent that they affect the total votes received by any particular candidate.
     A majority of the votes represented by the shareholders present at the Annual Meeting, in person or by proxy, is necessary for ratification of the appointment of the Company’s independent registered public accounting firm. If this appointment is not ratified by holders of our voting securities, the Audit Committee and the Board may reconsider its appointment and endorsement, respectively. Even if the selection is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Abstaining shares will be considered present at the Annual Meeting for this matter so that the effect of abstentions will be the equivalent of a “no” vote. With respect to broker non-votes, the shares will not be considered present at the Annual Meeting for this matter so that broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and the broker has not received voting instructions from the beneficial owner.
     Votes cast at the meeting will be counted by the inspector of election.

PROPOSAL I
ELECTION OF DIRECTORS
Nominees
     Our Certificate of Incorporation provides for a classified Board of Directors. The Board of Directors is divided into three classes of nearly equal size, designated as Class I (currently with one director), Class II (currently with two directors) and Class III (currently with two directors). One class of directors is elected at each annual meeting of shareholders to serve for a three-year term.
     The term of the one Class I director, Mr. John C. Wallace, will expire on the date of the Annual Meeting. Mr. Wallace has been nominated to serve as a Class I director until the 2010 Annual Meeting, or until his successor has been duly elected and qualified. Mr. Wallace was nominated by the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee.
     All shares of common stock represented by the proxies will be voted “FOR” the election of Mr. Wallace, except where authority to vote in the election of the director has been withheld. Should Mr. Wallace become unable or unwilling to serve as a director at the time of the Annual Meeting, the person or persons exercising the proxies will vote for the election of substitute nominee designated by the Board of Directors, or the Board of Directors may choose to reduce the number of members of the Board of Directors to be elected at the Annual Meeting in order to eliminate the vacancy. Mr. Wallace has consented to be nominated and has expressed his intention to serve if elected. The Board of Directors has no reason to believe that Mr. Wallace will be unable or unwilling to serve if elected. Only Mr. Wallace or a substitute nominee designated by the Board of Directors will be eligible to stand for election as director at the Annual Meeting.
The Board of Directors recommends that you vote “FOR” the election of Mr. Wallace.

Directors and Executive Officers of Callon Petroleum Company
     The following table provides information with respect to the nominee, all current directors whose terms will continue after the Annual Meeting, and the present executive officers of the Company. Each executive officer has been elected to serve until his or her successor is duly appointed or elected by the Board of Directors or their earlier removal or resignation from office.

		Company
Name	Age	Position Since	Present Company Position
Class I Director:
(Term Expires in 2007)
John C. Wallace	68	1994	Director; Nominee

Class II Directors:
(Term Expires in 2008)
B. F. Weatherly	62	1994	Director, Executive Vice President and Chief Financial Officer
Richard O. Wilson	77	1995	Director

Class III Directors:
(Term Expires in 2009)
Fred L. Callon	57	1994	Director, Chairman of the Board, President, and Chief Executive Officer

L. Richard Flury	59	2004	Director

Other Executive Officers:
Robert A. Mayfield	56	2000	Corporate Secretary
Thomas E. Schwager	56	1997	Vice President
H. Clark Smith	54	2001	Chief Information Officer
Rodger W. Smith	57	1999	Corporate Controller and Treasurer
B. F. Weatherly	62	2006	Executive Vice President and Chief Financial Officer
Stephen F. Woodcock	55	1997	Vice President
     The following is a brief description of the background and principal occupation of each director and executive officer:
     Fred L. Callon has been Chairman of the Board of Directors of the Company since May 2004 and President and Chief Executive Officer of the Company and Callon Petroleum Operating Company since January 1997. Prior to January 1997, he was President and Chief Operating Officer of the Company, positions he had held with the Company or its predecessors since 1984. He has been employed by the Company or its predecessors since 1976. Mr. Callon graduated from Millsaps College in 1972 and received his M.B.A. degree from the Wharton School of Finance in 1974. Following graduation and until his employment by Callon Petroleum Operating Company, he was employed by Peat, Marwick, Mitchell & Co., certified public accountants. He is the nephew of the late John S. Callon, the Company’s founder.
     L. Richard Flury is a graduate of the University of Victoria (Canada). He spent over 30 years with Amoco Corporation, and later, BP plc, from which he retired as Chief Executive, Gas and Power and Renewables, on December 31, 2001, a position he had held since June of 1999. Prior to Amoco’s merger with BP in 1998, he served in various executive positions and was Chief Executive for Worldwide Exploration and Production and Executive Vice President of Amoco Corporation at the time of the merger. Currently, he is a member of the Board of Directors of Questar Corporation, a publicly-traded oil and gas company, and the Chicago Bridge and Iron Company, N.V., a publicly-traded engineering, procurement and construction company, and serves as a Trustee of Thunderbird — The Garvin School of International Management.
     Robert A. Mayfield is the Corporate Secretary and also oversees Tax Services for the Company and Callon Petroleum Operating Company. He was appointed Corporate Secretary in February 2000. Prior to his appointment as Corporate Secretary, he had served as the Manager of Tax Services and Securities and Exchange Commission Reporting since 1981. Prior to joining Callon, he was employed by McCormick Oil and Gas Company in Houston, Texas, where he served as an assistant to the tax manager. Mr. Mayfield received his B.S. degree in accounting from Louisiana Tech University in 1972 and is a member of the Society of Corporate Secretaries & Governance Professionals.
     Thomas E. Schwager has been Vice President of Engineering and Operations for the Company and Callon Petroleum Operating Company since November 1997. Mr. Schwager has held various engineering positions with the Company and its predecessors since 1981. Prior to joining the Company, Mr. Schwager held engineering positions with Exxon Company USA in Louisiana and Texas. He received his B.S. degree in petroleum engineering from Louisiana State University in 1972. He is a registered professional engineer and a member of the Society of Petroleum Engineers.
     H. Clark Smith is Chief Information Officer for the Company and Callon Petroleum Operating Company. Prior to being appointed to that position in March 2001, he had served as Manager – Information Technology since January 1990 and in other computer related positions with the Company and its predecessors since 1983. At Mississippi State University, he majored in Industrial Technology. During his tenure with the Company, he has received extensive technical and management training from the University of Southern Mississippi, International Business Machines, Microsoft, Novell, and Arthur Andersen & Company. He has also served as Manager – Information Services with Jefferson Davis Regional Medical Center and as a principal of the consulting firm, Mississippi Computing Consultants.
     Rodger W. Smith is the Corporate Controller and Treasurer for the Company and Callon Petroleum Operating Company. Mr. Smith was appointed Corporate Treasurer in April 1999 and Corporate Controller in 2004. Prior to being appointed Treasurer, he served as Manager of Budget and Analysis since 1994. Prior to 1994, Mr. Smith was Manager of Exploration and Production Accounting and has been employed by the Company and its predecessors since 1983. Prior to his employment with the Company, he was employed by International Paper Company as a plant controller. He received his B.S. degree in accounting from the University of Southern Mississippi in 1973.
     John C. Wallace is a Chartered Accountant having qualified with PricewaterhouseCoopers in Canada in 1963, after which he joined Baring Brothers & Co., Limited in London, England. For over twenty-five years, he has served as Chairman of Fred. Olsen Ltd., a London-based corporation that he joined in 1968 and which specializes in the business of shipping, renewable energy and property development. He received his B. Comm degree majoring in Accounting and Economics from McGill University in 1959. In November 2004 he successfully completed the International Uniform Certified Public Accountant Qualification Examination (“IQEX”) and has received a CPA Certificate from the State of Illinois. Mr. Wallace is a director of Fred. Olsen Energy ASA, a publicly-held Norwegian company engaged in the offshore energy service industry; and Ganger Rolf ASA and Bonheur ASA, Oslo, both publicly-traded shipping companies.
     B. F. Weatherly is Executive Vice President and Chief Financial Officer for the Company and Callon Petroleum Operating Company. Prior to joining the Company in November 2006, he was a principal of CapSource Financial, Houston, Texas, an investment-banking firm, since 1989. He was also a general partner of CapSource Fund, L.P., Jackson, Mississippi, an investment fund, and held that position since 1997. Mr. Weatherly received a Master of Accountancy degree from the University of Mississippi in 1967. Mr. Weatherly has previously been associated with Arthur Andersen LLP, and has served as a Senior Vice President of Brown & Root, Inc. and Weatherford International, Inc.
     Richard O. Wilson is an Offshore Consultant. In his 50 years of working in offshore drilling and construction, he spent two years with Zapata Offshore and 21 years with Brown & Root, Inc. working in various managerial capacities in the Gulf of Mexico, Venezuela, Trinidad, Brazil, the Netherlands, the United Kingdom, Norway and Mexico. Mr. Wilson was a Director and Senior Group Vice President of Brown & Root, Inc. and Senior Vice President of Halliburton, Inc. For 18 years he was associated with Fred. Olsen Interests where he served as Chairman of OGC International PLC, Dolphin A/S and Dolphin Drilling Ltd. He holds a B.S. degree in Civil Engineering from Rice University. Mr. Wilson is a Fellow in the American Society of Civil Engineers, a Director of Flotek Industries, Inc. and a Director of the Museum of Printing History in Houston, Texas. In 2000 Mr. Wilson was elected an Industry Pioneer by the Offshore Energy Center, Houston, Texas.
     Stephen F. Woodcock is Vice President of Exploration for the Company and Callon Petroleum Operating Company. Prior to being appointed to this position in November 1997, Mr. Woodcock had served as Manager of Geology and Geophysics since his initial employment by the Company and Callon Petroleum Operating Company in 1995. Prior thereto, he was Manager of Geophysics for CNG Producing Company and Division Geophysicist for Amoco Production Company. Mr. Woodcock received a master’s degree in geophysics from Oregon State University in 1975.

     All officers and directors of the Company are United States citizens, except Mr. Wallace, who is a citizen of Canada. L. Richard Flury holds both U.S. and Canadian citizenship.
The Board of Directors and Governance Matters
     General. In accordance with our by-laws and the laws of Delaware, our state of incorporation, our business and affairs are managed under the direction of the Board of Directors. The Board of Directors generally meets on a quarterly basis to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors may also hold special meetings and telephone conference calls when an important matter requires Board action between regularly scheduled meetings.
     During 2006, the Board of Directors of the Company met formally four times and executed five unanimous written consents. All of the Company’s directors attended more than 75% of the aggregate of the total number of board meetings. In addition, to promote open discussion, the non-management directors meet in executive (private) sessions without management following each quarterly board meeting. The chairperson of such executive sessions is the chairperson of the Nominating and Corporate Governance Committee unless, at the first executive session held in each fiscal year, the independent directors select a different independent director to serve as the chairperson for all executive sessions held during that fiscal year. L. Richard Flury, chairman of the Nominating and Corporate Governance Committee from January 2006 through September 2006 and chairman of the Compensation Committee from October 2006 through December 2006, presided over all executive sessions.
     In order to facilitate the various functions of the Board of Directors, the Board of Directors has created an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. These committees are more fully described in the following pages.
     Director Independence. It is the policy of the Board of Directors that a majority of the members of the Board be independent of the Company’s management. The Company’s Corporate Governance Principles contain the following guidelines to assist the Board in determining director independence in accordance with the applicable New York Stock Exchange and SEC rules:
•	No director who is an employee or former employee of the Company, or whose immediate family member is an executive officer or former executive officer of the Company, shall be considered “independent” until three years after such employment has ended;

•	No director who is receiving, or in the last three years has received, or whose immediate family member is receiving, or in the last three years has received, more than $100,000 per year in direct compensation from the Company, other than fees received in such director’s capacity as a member of the Board or any Board committee and pension payments or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) shall be considered “independent.” Compensation received by an immediate family member for service as a non-executive employee of the Company need not be considered in determining independence;

•	No director who is, or in the past three years has been, affiliated with or employed by, or whose immediate family member is, or in the past three years has been, affiliated with or employed in a professional capacity by, a present or former internal auditor or independent auditing firm of the Company shall be considered “independent;”

•	No director who is, or in the past three years has been, employed as, or whose immediate family member is, or in the past three years has been, employed as, an executive officer by any company for which any executive officer of the Company serves as a member of its compensation committee (or, in the absence of a compensation committee, the board committee performing equivalent functions, or, in the absence of such committee, the Board of Directors) shall be considered “independent;”

•	No director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenue shall be considered “independent” until three years after such payments fall below such threshold; and

•	An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. When applying the three-year look-back provisions, it does not include individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.
     The Board of Directors has affirmatively determined that Messrs. Flury, Wallace and Wilson do not have any material relationships with the Company that may interfere with the exercise of their independence from management and the Company and are independent directors under applicable New York Stock Exchange rules, SEC rules and in accordance with our Corporate Governance Principles. Prior to his appointment as Executive Vice President and Chief Financial Officer in November 2006, the Board of Directors also affirmatively determined that Mr. B. F. Weatherly met the criteria and was an independent director. In connection with his employment with the Company, he no longer qualified as an independent director. Mr. Weatherly resigned from all committees of the Board, but will continue his role as a management member of the Board of Directors.
     Corporate Governance Principles. The Company believes that good corporate governance is important to ensure that Callon Petroleum Company is managed for the short- and long-term benefit of its shareholders. Available on the Company website, www.callon.com, under the section “Governance”, are copies of the Company’s:
•	Corporate Governance Principles;

•	Code of Business Conduct and Ethics;

•	Audit Committee Charter (attached as Exhibit A);

•	Compensation Committee Charter;

•	Nominating and Corporate Governance Committee Charter; and

•	Members serving on each of the Board of Director’s Committees.
     Any amendments to or waivers of the foregoing documents will also be posted on the Company’s website. Copies of these documents are available in print, free of charge, to any shareholder upon request to the Company’s Corporate Secretary.
     Ethics. The Company’s Code of Business Conduct and Ethics sets forth our policies and expectations. The Code, which applies to every director, officer and employee, addresses a number of topics, including conflicts of interest, relationships with others, corporate payments, disclosure policy, compliance with laws, corporate opportunities and the protection and proper use of the Company’s assets. The Code meets the New York Stock Exchange’s requirements for a code of business conduct and ethics as well as the SEC’s definition of a code of ethics applicable to the Company’s senior officers. Neither the Board of Directors nor any Board committee has ever granted a waiver of the Code.
     Communication with the Board of Directors. In order to provide the Company’s shareholders and other interested parties with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted procedures for communications to directors. Callon shareholders and other interested persons may communicate with the Chairman of the Company’s Audit Committee, or with the non-management directors of the Company as a group, by written communications addressed in care of Robert A. Mayfield, Corporate Secretary, Callon Petroleum Company, 200 North Canal Street, Natchez, MS 39120.
     All communications received in accordance with these procedures will be reviewed initially by senior management of the Company. Senior management will relay all such communications to the appropriate director or directors unless it is determined that the communication:
•	does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees;

•	relates to routine or insignificant matters that do not warrant the attention of the Board of Directors;

•	is an advertisement or other commercial solicitation or communication;

•	is frivolous or offensive; or

•	is otherwise not appropriate for delivery to directors.
     The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.
     The Corporate Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes. As of the record date, no such communications have been received.
     Attendance at Annual Meeting of Shareholders. It is the policy of the Board that, to the extent possible, all directors attend the Annual Meeting of Shareholders. All directors attended the 2006 Annual Meeting of Shareholders.
Committees of the Board of Directors
Audit Committee Functions and Responsibilities
     The principal function of the Audit Committee is to assist the Board of Directors in the areas of financial reporting and accounting integrity. The Audit Committee reviews the accounting and auditing procedures and financial reporting practices of the Company and is responsible for the engagement of and overseeing all audit work conducted by the Company’s independent registered public accounting firm. The Audit Committee is governed by a charter that has been approved by the Board of Directors. The Audit Committee meets periodically with the Company’s management, internal auditor and independent registered public accounting firm to review the Company’s financial information and systems of internal controls and ensures such parties are properly discharging their responsibilities. The independent registered public accounting firm reports directly to the Audit Committee and periodically meets with the Audit Committee without management representatives present. The Audit Committee has the authority to investigate any matters brought to its attention and to retain outside legal, accounting or other consultants if deemed necessary.
     The Audit Committee is composed entirely of non-management members of the Board, each of whom satisfy the independence requirements for audit committee members under Rule 10A-3 of the Securities Exchange Act of 1934, and are “independent” and “financially literate” as defined by New York Stock Exchange rules. Members of the Audit Committee may not simultaneously serve on the audit committee of more than two other public companies. The Audit Committee is currently comprised of Messrs. Wallace (Chairman), Flury, and Wilson. Prior to his resignation from the Audit Committee in connection with his employment with the Company, Mr. B. F. Weatherly also served as a member of the committee. Additionally, the Board of Directors has determined that Mr. Wallace has the accounting or financial management expertise to be considered a “financial expert” as defined and required by the New York Stock Exchange’s rules and by the Securities Exchange Act of 1934.
     The Audit Committee held five meetings and did not execute any unanimous written consents during 2006. All members of the Audit Committee attended all the meetings. The Audit Committee’s report on its activities during 2006 appears later in this proxy statement under the caption “Audit Committee Report.”
     Relationship with Independent Registered Public Accounting Firm. Management is responsible for establishing and maintaining internal controls over financial reporting and for assessing the effectiveness of those controls. The independent registered public accounting firm is responsible for performing independent audits of the Company’s consolidated financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. Ernst & Young LLP, an independent registered public accounting firm, served as the Company’s independent registered public accounting firm during 2005 and 2006 and was appointed by the Audit Committee to serve in that capacity for 2007.
     Audit Fees Paid to Independent Registered Public Accounting Firm. Fees paid for professional services rendered related to the year ended December 31, 2005 by Ernst & Young LLP for the annual audit and quarterly reviews (including the requirements under Section 404 of the Sarbanes-Oxley Act) were $304,916, including out-of-pocket expenses. Fees paid for professional services rendered related to the year ended December 31, 2006 by Ernst & Young LLP for the annual audit and quarterly reviews (including the requirements under Section 404 of the Sarbanes-Oxley Act) were $335,892, including out-of-pocket expenses. The Audit Committee has concluded that providing the tax-related services mentioned below is compatible with maintaining the principal registered public accounting firm’s independence.

     Audit-related Fees. There were no audit-related fees paid in 2005 or 2006.
     Tax Fees. Professional services billed by Ernest & Young LLP for the review of the federal tax return, federal, state and local tax planning and advice, quarterly estimated tax payments, and assistance/analysis of tax attributes for 2005 were $18,040. Professional services billed for the review of the federal tax return, tax advice and tax planning services for 2006 totaled $8,545.
     All Other Fees. There were no other fees paid to the Company’s independent registered public accounting firm in 2005 or 2006.
     Pre-Approval Policy of Audit, Audit-Related, Tax and Non-Audit Services. The Audit Committee pre-approves all audit services and non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, as required by applicable law or listing standards and subject to the terms of the audit and non-audit services pre-approval policy adopted by the Audit Committee. The Committee may delegate authority to one or more of its members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of any such member to grant pre-approvals are consistent with the terms of the Pre-Approval Policy and are presented to the full Committee at its next scheduled meeting.
     Audit Committee Report
     Acting pursuant to its Charter, the Audit Committee reviewed and discussed the Company’s audited financial statements at, and for the year ended, December 31, 2006 with management and the Company’s independent registered public accounting firm and recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. This recommendation was based on:
•	the Audit Committee’s review of the audited financial statements;

•	discussion of the financial statements with management;

•	discussion with the Company’s independent registered public accounting firm, Ernst & Young LLP, of the matters required to be discussed by auditing standards generally accepted in the United States of America, including the matters required to be discussed by SAS 61;

•	receipt from Ernst &Young LLP of the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees);

•	discussions with Ernst & Young LLP regarding its independence from the Company and its management;

•	Ernst & Young LLP’s confirmation that it would issue its opinion that the consolidated financial statements present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries and the results of their operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States of America; and

•	other matters the Audit Committee deemed relevant and appropriate.

John C. Wallace, Chairman L. Richard Flury Richard O. Wilson

Compensation Committee Functions and Responsibilities
     The purpose of the Compensation Committee is to:
•	review the compensation philosophy and strategy of the Company and consult with the CEO, as needed, regarding the role of the Company’s compensation strategy in achieving the Company’s objectives and performance goals and the short- and long-term interests of the Company’s shareholders;

•	annually review market and industry data to assess the Company’s competitive position with respect to the individual elements of total executive compensation to ensure the attraction, retention and appropriate reward of the Company’s CEO and other executive officers;

•	administer the Company’s incentive compensation and stock option and other equity based plans in which the CEO and other executive officers and employees may be participants;

•	annually review and establish the base salary, incentive compensation, stock options, performance shares for the CEO and make recommendations to the Board with respect to compensation of the Company’s other executive officers and employees;

•	annually review and approve corporate goals and objectives relevant to incentive compensation of the CEO and other executive officers and employees;

•	review, recommend, and discuss with management the compensation discussion and analysis section included in the Company’s annual proxy statement; and

•	prepare an annual report on executive compensation for inclusion in the Company’s proxy statement for the Annual Meeting of Shareholders.
     Each member of the Committee meets the independence requirements of the New York Stock Exchange and applicable federal securities laws. Effective October 1, 2006, L. Richard Flury was appointed to serve as chairman of the Compensation Committee following the resignation of B.F. Weatherly. Current members are Messrs. Flury (chairman), Wallace and Wilson.
     The Compensation Committee held four meetings and executed four unanimous written consents during 2006. All members of the Compensation Committee attended all the meetings.
     Compensation Committee Interlocks and Insider Participation. The members of the Company’s Compensation Committee are Messrs. L. Richard Flury (Chairman), John C. Wallace and Richard O. Wilson, none of whom are or have been officers or employees of the Company or any of its subsidiaries or had a relationship requiring disclosure under this caption.
Nominating and Corporate Governance Committee Functions and Responsibilities
     The purpose of the Nominating and Corporate Governance Committee is to:
•	identify and recommend to the Board individuals qualified to be nominated for election to the Board;

•	recommend to the Board the members and chairperson for each Board committee;

•	periodically review and assess the Company’s Corporate Governance Principles and the Company’s Code of Business Conduct and Ethics and make recommendations for changes thereto to the Board;

•	oversee the annual self-evaluation of the performance of the Board and the annual evaluation of the Company’s management; and

•	recommend to the Board a successor to the CEO when a vacancy occurs.
     Each member of the Committee meets the independence requirements of the New York Stock Exchange and applicable federal securities laws. Prior to October 1, 2006, L. Richard Flury served as chairman of the Nominating and Corporate Governance Committee. Effective October 1, 2006, Richard O. Wilson replaced Mr. Flury as chairman and Mr. B. F. Weatherly resigned from the Nominating and Corporate Governance Committee. Current members are Messrs. Wilson (Chairman), Wallace, and Flury. The Nominating and Corporate Governance Committee held two meetings and executed two unanimous written consents during 2006. All members of the Nominating and Corporate Governance Committee attended all the meetings. Prior to the formation of this Committee, the entire Board of Directors performed these functions.
     Director Identification and Selection. The Nominating and Corporate Governance Committee has established certain criteria it considers as guidelines in considering nominations to the Company’s Board of Directors. The criteria include:
•	personal characteristics, including such matters as integrity, age, education, diversity of background and experience, absence of potential conflicts of interest with the Company or its operations, and the availability and willingness to devote sufficient time to the duties of a director of the Company;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the Company’s industry and with relevant social policy concerns;

•	experience as a board member of another publicly held company;

•	academic expertise in an area of the Company’s operations; and

•	practical and mature business judgment.
     The criteria are not exhaustive and the Nominating and Corporate Governance Committee and the Board of Directors may consider other qualifications and attributes which they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. The Nominating and Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In order to ensure that the Board consists of members with a variety of perspectives and skills, the Nominating and Corporate Governance Committee has not set any minimum qualifications and also considers candidates with appropriate non-business backgrounds. Other than ensuring that at least one member of the Board is a financial expert and a majority of the Board members meet all applicable independence requirements, the Committee does not have any specific skills that it believes are necessary for any individual director to possess. Instead, the Committee evaluates potential nominees based on the contribution such nominee’s background and skills could have upon the overall functioning of the Board. In accordance with the Company’s by-laws, any shareholder may nominate a person for election to the Board of Directors upon delivery of written notice to the Company of such nomination, stating the name and address of the nominee and describing his qualifications. Such notice shall be sent by certified mail or delivered to the principal office of the Company to the attention of the Board of Directors, with a copy to the President and Corporate Secretary of the Company.
     The Board of Directors believes that, based on the Nominating and Corporate Governance Committee’s knowledge of the Company’s Corporate Governance Principles and the needs and qualifications of the Board at any given time, the Nominating and Corporate Governance Committee is best equipped to select nominees that will result in a well-qualified and well-rounded board of directors. In making its nominations, the Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the Committee’s criteria for Board service are re-nominated. As to new candidates, the committee will generally poll the Board members and members of management for recommendations. The committee may also review the composition and qualification of the boards of directors of the Company’s competitors, and may seek input from industry experts or analysts. The committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the independent directors and executive management. In making its determinations, the committee evaluates each individual in the context of the Board as whole, with the objective of assembling a group that can best represent shareholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the committee makes its recommendation to the Board of Directors. The committee may in the future choose to engage third-party search firms in situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

BENEFICIAL OWNERSHIP OF SECURITIES
Management and Principal Shareholders
     The following table sets forth, as of the record date, certain information with respect to the ownership of shares of common stock held by (i) all persons known by the Company to be the beneficial owners of 5% or more of the outstanding common stock, (ii) each director, (iii) the nominee for director, (iv) each of the executive officers named in the Summary Compensation Table, and (v) all executive officers and directors of the Company as a group. Information set forth in the table with respect to beneficial ownership of common stock has been obtained from filings made by the named beneficial owners with the Securities and Exchange Commission (“Commission”) as of the record date or, in the case of executive officers and directors of the Company, has been provided to the Company by such individuals.

Name and Address of	Common Stock (a)
Beneficial Owner	Beneficial Ownership		Percent
Directors:
Fred L. Callon	575,769	(b)	2.75%
L. Richard Flury	20,000	(c)	*
John C. Wallace	141,705	(d)	*
B. F. Weatherly	85,356	(e)	*
Richard O. Wilson	138,224	(f)	*
Named Executive Officers:			*
Stephen F. Woodcock	111,638	(g)	*
Thomas E. Schwager	8,927	(h)	*
Rodger W. Smith	42,989	(i)	*
Directors and Executive Officers:
As a Group (10 persons)	1,228,627	(j)	5.76%
Certain Beneficial Owners:
Wellington Management Company, LLP	1,300,200	(k)	6.27%
75 State Street Boston, MA 02109
New York Life Investment Management, LLC.	1,064,530	(l)	5.13%
51 Madison Avenue New York, NY 10010
Dimensional Fund Advisors LP	1,689,800	(m)	8.14%
1299 Ocean Avenue Santa Monica, CA 90401
Barclays Global Investors, NA	1,456,824	(n)	7.02%
45 Fremont Street San Francisco, CA 94105
Kennedy Capital Management, Inc.	1,229,800	(o)	5.93%
10829 Olive Blvd. St. Louis, MO 63141

*	Less than 1%

a)	Unless otherwise indicated, each of the persons listed in the table may be deemed to have sole voting and dispositive power with respect to such shares. Beneficial ownership does not include the unvested portion of performance stock awards due to lack of voting and disposition power. Percentage ownership of a holder or class of holders is calculated by dividing (i) the number of shares of common stock beneficially owned by such holder or class of holders plus the total number of shares of common stock underlying options exercisable within sixty days of March 19, 2007, by (ii) the total number of shares of common stock outstanding plus the total number of shares of common stock underlying options exercisable within sixty days of March 19, 2007, but not common stock underlying such securities held by any other person.

b)	Of the 575,769 shares beneficially owned by Fred L. Callon, 270,720 shares are owned directly by him; 92,170 shares are held by him as custodian for certain minor Callon family members; 11,504 shares are owned within the Company’s Employee Savings and Protection Plan; and 201,375 shares are subject to options under the 1996 Plan, exercisable within 60 days. Shares indicated as owned by Mr. Callon do not include 24,904 shares of common stock owned by his wife over whom he disclaims beneficial ownership and 65,800 shares of unvested performance stock.

c)	Of the 20,000 shares beneficially owned by L. Richard Flury, 15,000 shares are owned directly by him and 5,000 shares are subject to options under the 1996 Plan, exercisable within 60 days. Shares indicated as owned by Mr. Flury do not include 15,000 shares of unvested performance stock.

d)	Of the 141,705 shares beneficially owned by John C. Wallace, 76,705 shares are owned directly by him; 15,000 shares are subject to options under the 1994 Plan, exercisable within 60 days; 45,000 shares are subject to options under the 1996 Plan, exercisable within 60 days; and 5,000 shares are subject to options under the 2002 Plan, exercisable within 60 days. Shares indicated as owned by Mr. Wallace do not include 15,000 shares of unvested performance stock.

e)	Of the 85,356 shares beneficially owned by B. F. Weatherly, 2,288 shares are owned within his personal IRA account; 18,024 shares are held in joint tenancy with his wife; 44 shares are owned within the Company’s Employee Savings and Protection Plan; 15,000 shares are subject to options under the 1994 Plan, exercisable within 60 days; 45,000 shares are subject to options under the 1996 Plan, exercisable within 60 days; and 5,000 shares are subject to options under the 2002 Plan, exercisable within 60 days. Shares indicated as owned by Mr. Weatherly do not include 60,000 shares of unvested performance stock.

f)	Of the 138,224 shares beneficially owned by Richard O. Wilson, 66,405 shares are held in a family limited partnership; 6,819 shares are held in a Trust account; 15,000 shares are subject to options under the 1994 Plan, exercisable within 60 days; 45,000 shares are subject to options under the 1996 Plan, exercisable within 60 days; and 5,000 shares are subject to options under the 2002 Plan, exercisable within 60 days;. Shares indicated as owned by Mr. Wilson do not include 15,000 shares of unvested performance stock.

g)	Of the 111,638 shares beneficially owned by Stephen F. Woodcock, 13,556 are owned directly by him; 7,332 shares are owned within the Company’s Employee Savings and Protection Plan; 69,000 shares are subject to options under the 1996 Plan, exercisable within 60 days; and 21,750 shares are subject to options under the 2002 Plan, exercisable within 60 days. Shares indicated as owned by Mr. Woodcock do not include 43,100 shares of unvested performance stock.

h)	Of the 8,927 shares beneficially owned by Thomas E. Schwager, 8,437 are owned directly by him; and 490 shares are owned within the Company’s Employee Savings and Protection Plan. Shares indicated as owned by Mr. Schwager do not include 36,100 shares of unvested performance stock.

i)	Of the 42,989 shares beneficially owned by Rodger W. Smith, 5,069 shares are owned directly by him; 7,237 shares are owned within the Company’s Employee Savings and Protection Plan; 28,000 shares are subject to options under the 1996 Plan, exercisable within 60 days; and 2,683 shares are subject to options under the 2002 Plan, exercisable within 60 days. Shares indicated as owned by Mr. Smith do not include 25,100 shares of unvested performance stock.

j)	Includes 59,000 shares subject to options under the 1994 Plan, exercisable within 60 days; 469,925 shares subject to options under the 1996 Plan, exercisable within 60 days; 53,483 shares subject to options under the 2002 Plan, exercisable within 60 days; and 36,104 shares are owned within the Company’s Employee Savings and Protection Plan. Shares indicated as owned do not include 313,900 shares of unvested performance stock.

k)	Information is based upon a Schedule 13G/A filed with the Commission on February 14, 2007 by Wellington Management Company, LLP. In this Schedule 13G/A, Wellington represents that it has shared voting power with respect to 717,000 shares and shared dispositive power with respect to 1,300,200 shares of common stock.

l)	Information is based upon a Schedule 13G filed with the Commission on February 13, 2007 by New York Life Investment Management, LLC. In this Schedule 13G, New York Life represents that it has sole voting power and sole dispositive power with respect to 1,064,530 shares of common stock.

m)	Information is based upon a Schedule 13G/A filed with the Commission on February 9, 2007 by Dimensional Fund Advisors LP. In this Schedule 13G, Dimensional represents that it has sole voting power and sole dispositive power with respect to 1,689,800 shares of common stock.

n)	Information is based upon a Schedule 13G filed with the Commission on January 23, 2007 by Barclays Global Investors, NA., Barclays Global Fund Advisors, Barclays Global Investors, LTD., and Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited. In this Schedule 13G, Barclays represents that it has sole voting power with respect to 1,390,856 shares of common stock and sole dispositive power with respect to 1,456,824 shares of common stock.

o)	Information is based upon a Schedule 13G filed with the Commission on February 13, 2007 by Kennedy Capital Management, Inc. (“Kennedy”). In this Schedule 13G, Kennedy represents that it has sole voting power with respect to 1,198,150 shares of common stock and sole dispositive power with respect to 1,229,800 shares of common stock.
     With respect to shares issuable upon exercise of stock options, the holders or class of holders acquire investment power for these shares immediately upon a “change of control” as defined in the applicable plan.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by the Commission’s regulations to furnish the Company and the New York Stock Exchange copies of all Section 16(a) forms they file with the Commission.
     Based solely on review of the copies of such reports furnished to the Company during, or with respect to, the fiscal year ended December 31, 2006, and written representations from all of the Company’s officers and directors, to the Company’s knowledge, all of the Company’s officers, directors and greater than ten percent shareholders have complied with all Section 16(a) filing requirements for the year ended December 31, 2006.
Compensation Discussion and Analysis
on Executive Compensation
Oversight of Executive Compensation Program
     The Compensation Committee of our Board of Directors oversees our compensation programs. Consistent with the listing requirements of the New York Stock Exchange, the Compensation Committee is composed entirely of independent members of our Board of Directors. The primary function of the Committee is to assist our Board of Directors in the discharge of its fiduciary responsibilities relating to compensation of our Chief Executive Officer and other executives. From time to time the Committee has retained a compensation consultant to assess the effectiveness of the Company’s compensation program. The Committee did not engage a consultant in 2006.
Compensation Program Philosophy and Objectives
     Our business strategy is to enhance shareholder value through sustained growth in our reserve base, production levels and resulting cash flows from operations. Over the past several years, we have shifted our emphasis from the acquisition of producing properties to the acquisition of acreage with development and exploratory drilling opportunities. Our compensation program is designed to help us successfully implement our strategy. Our compensation program has four objectives:
•	To attract, retain and motivate qualified executives whose performance is key to the successful execution of our strategy and the achievement of our corporate goals;

•	To create a performance-oriented environment that rewards achievement of our short- and long-term strategic goals;

•	To provide an executive compensation structure that is internally equitable based upon the level of responsibility of our executives; and

•	To align the interests of our executive officers with those of our shareholders.
     The Committee considers various factors such as each executive’s motivation level, leadership ability, overall knowledge and experience in his particular segment of our business, the competitive compensation environment for such individual, that person’s unique skills and his or her expected future contribution to the success of our company. We feel that if these qualities are rewarded, the executives will be motivated to achieve our corporate goals and implement our strategies.
Elements of Compensation
     The Committee believes that the compensation environment for qualified technical professionals in the domestic oil and gas industry is highly competitive, particularly as a result of current efforts to reduce dependence on foreign oil. It also believes that similar compensation pressure has resulted from increased financial reporting and corporate governance regulatory issues implemented within recent years. In order to compete in this environment, our executive officers’ compensation has four components:
•	base salary;

•	annual discretionary cash bonuses;

•	stock option and performance share awards granted periodically under our incentive plans; and

•	other benefits that, in most cases, are available to all salaried employees.
     We pay base salaries at appropriate levels to recognize each executive officer’s unique value and historical contributions to the Company’s success in light of salary norms in the industry and the general marketplace; to match competition for executive talent; to provide executives with predictable, regularly-paid income; and to reflect the executive’s position and level of responsibility. In general, the Committee believes that base salary should be relatively stable over time, providing the executive a dependable, minimum level of compensation.
     We include an annual cash bonus as part of our compensation program because we believe this element of compensation helps to motivate management to achieve key short-term (annual) corporate objectives. We also provide an annual cash bonus in order to be competitive from a total remuneration standpoint.
     Long-term equity-based incentive compensation is an element of our compensation policy because we believe it aligns management and executives’ interests with the interests of the Company’s shareholders. Our equity incentives also reward the attainment of long-term corporate objectives by our executives. We generally grant equity awards that are subject to vesting over several years in order to encourage management and executive retention. We also believe that grants of equity-based compensation are necessary to enable us to be competitive from a total remuneration stand point.
     We also offer benefits such as matching 401(k) contributions and payment of insurance premiums in order to provide a competitive remuneration package.
How We Determine Our Compensation Levels
     Base Salaries. There are two components to how we determine base salaries. First, in January of each year, all employee salaries, including salaries of our executive officers, are automatically increased by a “cost of living” adjustment. The amount of the actual increase is determined by the Compensation Committee and is tied, generally, to the Consumer Price Index published by the U. S. Department of Labor for the previous year. Based on this information, the cost of living adjustment approved by the Committee in January 2006 was 5%.
     Second, at a regularly scheduled meeting, generally in March, the Committee reviews annual base salaries of the executive officers, beginning with the Chief Executive Officer. His compensation package is compared to the compensation packages of CEOs at other companies the Committee deems at that time to be similar in operational aspects and in size to us, which we refer to as “Peer Companies.” For 2006, the Peer Companies were W&T Offshore, Inc.; ATP Oil & Gas Corporation; PetroQuest Energy, Inc.; Energy Partners, Ltd.; and Stone Energy Corporation. Compensation information with respect to these Peer Companies is obtained from public filings made by the Peer Companies.

     The Committee then establishes the CEO’s base salary for the ensuing year, targeting the mid to upper salary range of the Peer Companies. Following this review and discussion, the CEO joins the Committee meeting. The remaining executive officers’ base salaries are discussed with the CEO along with his suggestions for adjustments, if necessary. The Committee approves all base salary adjustments for the executive officers which generally become effective on the next bi-weekly payroll.
     In addition to the annual cost of living adjustment and annual base salary reviews, the Committee, with input from the CEO, has the discretion to periodically approve any additional salary adjustments it feels are warranted based on general compensation changes within the industry, individual performance or significant changes in duties and responsibilities.
     In January 2006, Mr. Callon’s salary was increased from $414,000 in 2005 to $434,700, representing the 5% cost of living adjustment. At its regular meeting in March 2006, after comparing Mr. Callon’s salary to CEO salaries at the Peer Companies and determining that his salary was already in the mid to upper range, the Committee determined that no further adjustment was necessary.
     In January 2006, Messrs. Woodcock’s, Schwager’s, and Smith’s salaries were increased from $188,555; $177,463; and $139,725 to $197,982; $186,336; and $146,711, respectively, representing the 5% cost of living adjustment. In March 2006, their salaries were increased to $225,000, $200,000, and $175,000, respectively. These increases were primarily the result of comparisons to Peer Companies, targeting the mid to upper range of salaries for similar positions.
     In November 2006, B.F. Weatherly was hired as the Company’s Executive Vice President and Chief Financial Officer. His initial annual salary was set by the committee at $350,000. This salary level was selected based on a comparison of salaries paid for the similar position at the Peer Companies and targeted the mid to upper range.
     Annual Cash Bonuses. Executive officers, senior management and other non-management technical personnel have the potential to receive a significant portion of their annual cash compensation as a cash bonus. Each year, following the Board of Director’s approval of the annual operating budget and financial forecast for the next year, at its regular November meeting, the Compensation Committee sets cash bonus guidelines for the next year. These guidelines, weighted equally, are based on measures such as cash flow per share to common shareholders, pre-tax net income, finding costs, oil and gas production levels, and oil and gas reserve growth. Generally in late February of the following year, the Committee uses the Company’s year-end audited financial statements to review our performance relative to each of the guidelines and calculates a bonus attainment percentage, which is based on the average achievement of these guidelines. If the bonus attainment percentage ranges between 80% and 120% of the guidelines, the Chief Executive Officer is eligible for a bonus generally targeted at 100% of his base salary, our other executive officers are eligible for a bonus generally targeted at 50% of their base salary, and other key management personnel are eligible for a bonus generally targeted at 20% of their base salary. The Committee may also consider how unexpected events may have impacted the bonus attainment percentage. For example, a large acquisition may substantially change our budget and forecast prepared prior to the beginning of a year, thereby affecting the original guidelines established for payment of bonuses. In addition, as occurred in 2005, adverse weather conditions may damage our facilities and reduce our production, cash flows and other measures used as guidelines to assist in determining the amount of our bonuses. Also, our Committee encourages our executives to pursue long-term goals, even if these long-term goals may result in a reduction in our near-term performance. Accordingly, after taking into account the bonus attainment percentage, unanticipated events, as well as individual achievements and contributions, the Committee in its discretion determines actual bonus amounts. Cash bonuses earned and approved by the Committee are generally paid prior to March 15th.
     The Compensation Committee approved payment of cash bonuses for fiscal 2006 based upon the following guidelines: total annual production expressed in billion cubic feet of natural gas equivalent, cash flow to shareholders, pre-tax net income, reserve additions, and finding costs per Mcfe. Our actual attainment percentage calculated using audited financial statements for year-end 2006 was approximately 60%. As of April 11, 2007, no cash bonuses attributable to the Named Executive Officers for 2006 have been awarded. Although individual bonus amounts have not yet been determined, the Compensation Committee may award cash bonuses to be paid on or before April 23, 2007. Should such bonuses be awarded, this information will be reported on Form 8-K and filed with the SEC immediately following the award date.
     Long-term Compensation. The Compensation Committee administers our incentive plans and performs functions that include selecting award recipients, determining the timing of grants and assigning the number of shares awarded, fixing the time and manner in which awards are exercisable, setting option exercise prices and vesting and expiration dates, and from time to time adopting rules and regulations for carrying out the purposes of our plans. For compensation decisions regarding the grant of equity compensation to executive officers, our Compensation Committee typically consider the competitive environment associated with longer-term compensation and recommendations from our Chief Executive Officer. All awards are priced at the fair market value on the grant date in accordance with SFAS No. 123R. Beginning in 2004, the Committee adopted a general policy to grant performance shares in lieu of options due to the many variables in valuing option awards and now considers granting performance shares every two years rather than each year as was previously the case with respect to options.
     We have no set formula for the granting of equity awards to individual executives or employees. In August 2006, the Compensation Committee approved the award of an aggregate of 500,000 shares of common stock representing 2.4% of the outstanding common shares on the date of grant. These shares vested 20% on the grant date and will vest 20% on each anniversary thereafter and are subject to forfeiture in the event of voluntary termination of employment. The Committee approved specific award amounts to our executive officers while our Chief Executive Officer allocated the remaining awards among our other employees. Of the total awarded, 144,000 shares, or 29%, were awarded to the executive officers named in the Summary Compensation Table, excluding B. F. Weatherly because he was not a full-time employee of the Company at that time.
     Upon a change in control, death, disability, retirement or termination without good reason, any remaining unvested option grants will automatically be deemed 100% vested. Remaining vested option grants continue to be exercisable for a period of up to one year following the event except for death, which is two years. Voluntary terminations and terminations for “cause” do not result in accelerated vesting.
     We do not have any program, plan or obligation that requires us to grant equity compensation on specified dates. However, our Committee does follow a policy of not granting equity incentives when material non-public information exists that may affect the short-term price of our stock. In recent years, we have granted equity awards in either July or August generally in connection with a regularly scheduled Compensation Committee meeting. All equity awards to our employees, including executive officers, and to our directors have been granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with SFAS No. 123R. Information about unvested performance shares and outstanding options held by our named executive officers and directors is contained in the “Outstanding Equity Awards at December 31, 2006” and “Director Compensation” tables.
     Other Company Provided Benefits. We provide Company benefits that we believe are standard in the industry to all of our employees. These benefits consist of a group medical and dental insurance program for employees and their qualified dependents, group life insurance for employees and their spouses, accidental death and dismemberment coverage for employees, a Company sponsored cafeteria plan and a 401-K employee savings and protection plan. The costs of these benefits are paid entirely by the Company. Employee life insurance amounts surpassing the Internal Revenue Service maximum are treated as additional compensation to all employees. The company’s 401-K contribution to each qualified participant, including the named executive officers, is calculated based on 5% of the employee’s eligible salary, excluding annual cash bonuses, and is paid one-half in cash and one-half in Company stock, limited to IRS regulations. The Company also matches employee deferral amounts, including amounts deferred by named executive officers, up to a total of 5% of eligible compensation. The Company pays all administrative costs to maintain the plan.
     Our executive officers are entitled to certain benefits, or perquisites, that are not otherwise available to all of our employees. We provide our Chief Executive Officer, Chief Financial Officer and other executive officers with use of a company automobile. We purchase the automobile and pay for all maintenance, repairs, insurance and fuel. The employee is required to recognize taxable income using the Internal Revenue Service’s annual lease value method for personal use of the vehicle. Another benefit offered only to Mr. Fred L. Callon is the Company’s payment of term life insurance policies for which Mr. Callon is the sole beneficiary and which the Company has no economic interest in the proceeds. The costs associated with these benefits for the Named Executive Officers are reported as “Other Compensation” in the Summary Compensation Table.
     Internal Revenue Service Limitations. We have structured our compensation program to comply with Internal Revenue Code Sections 162(m) and 409A. Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the Service Provider is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. The Company has no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit. However, we reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interest of the stockholders, after taking into consideration changing business conditions or the executive’s individual performance and/or changes in specific job duties and responsibilities.
     Insider Trading and Stock Ownership Policy. Currently we do not have a stock ownership policy that applies to our employees. We do have an Insider Trading Policy for which all employees and members of our Board of Directors are prevented from buying or selling Company stock during an announced “trading blackout” period. Generally a blackout period is placed in effect by senior management when material non-public information about the Company exists and may have an influence on the marketplace.
     Certain Relationships and Related Party Transactions. Our Audit Committee charter provides that the Company shall not enter into a related party transaction unless such transaction is approved by the Audit Committee after a review of the transaction by the Audit Committee for potential conflicts of interest. A transaction will be considered a “related party transaction” if the transaction would be required to be disclosed under Item 404 of Regulation S-K. In addition, our Code of Business Conduct and Ethics provides that an officer’s or a director’s conflict of interest with the Company may only be waived if the Nominating and Governance Committee approves the waiver and the full Board of Directors ratifies the waiver. The Committees have the authority to hire legal, accounting, financial or other advisors as it may deem necessary or desirable and/or to delegate responsibilities to executive officers of the Company in connection with discharging their duties. As of December 31, 2006, we are not aware of any related party transactions with our executive officers that may cause a conflict of interest with the Company.
Compensation Committee Report
     We have reviewed and discussed with management certain Compensation Discussion and Analysis provisions included in the Company’s 2007 Shareholder Meeting Schedule 14A Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Company’s 2007 Proxy Statement.

L. Richard Flury (Chairman) John C. Wallace Richard O. Wilson

EXECUTIVE COMPENSATION AND OTHER RELATED INFORMATION
     The following table sets forth certain information with respect to the Chief Executive Officer of the Company and the four most highly compensated executive officers of the Company serving in such positions as of December 31, 2006. We sometimes refer to the officers listed below as the “Named Executive Officers.”
Summary Compensation Table

Name						All Other
and				Stock		Compen-
Principal		Salary	Bonus	Awards		sation		Total
Position	Year	($)	($)(2)	($)(3)		($)		($)(2)
Fred L. Callon	2006	434,700	—	118,852	(4)	55,350	(9)	819,969
Chairman and Chief Executive Officer				211,067	(5)

B. F. Weatherly	2006	35,566 (1)	—	69,100	(6)	44,983	(10)	243,733
Executive Vice				79,150	(7)
President and Chief				14,934	(8)
Financial Officer

Stephen F. Woodcock	2006	217,726	—	51,134	(4)	39,960	(11)	477,673
Vice President				168,853	(5)

Thomas E. Schwager	2006	196,321	—	48,370	(4)	39,866	(12)	419,640
Vice President				135,083	(5)

Rodger W. Smith	2006	167,384	—	34,550	(4)	39,216	(13)	338,241
Corporate Controller and Treasurer				97,091	(5)

(1)	Mr. Weatherly joined the Company as Executive Vice President and Chief Financial Officer effective November 16, 2006. His annual salary is $350,000 per year.

(2)	As of April 11, 2007, no cash bonuses attributable to the Named Executive Officers for 2006 have been awarded. Although individual bonus amounts have not yet been determined, the Compensation Committee may award cash bonuses to be paid on or before April 23, 2007. Should such bonuses be awarded, this information will be reported on Form 8-K and filed with the SEC immediately following the award date.

(3)	Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards No. 123R, “Share-based Payments.” See Note 3 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards.

(4)	Represents current year amortization in accordance with FAS 123R of shares of common stock awarded on July 14, 2004 pursuant to the Company’s 1994 Stock Incentive Plan. The closing price of the common stock on the New York Stock Exchange on the date of grant was $13.82 per share. Amortization for the period represents twelve of the sixty-month vesting period. Does not include an estimated forfeiture rate of 7.5%.

(5)	Represents current year amortization in accordance with FAS 123R of shares of common stock awarded on August 21, 2006 pursuant to the Company’s 1996 Stock Incentive Plan. The closing price of the common stock on the New York Stock Exchange on the date of grant was $15.83 per share. Amortization for the period represents vesting of 20% of the original award on the grant date plus four of the remaining forty-eight month vesting period. Does not include an estimated forfeiture rate of 7.5%.

(6)	Represents current year amortization in accordance with FAS 123R of shares of common stock awarded on July 14, 2004 pursuant to the Company’s 1994 Stock Incentive Plan. The closing price of the common stock on the New York Stock Exchange on the date of grant was $13.82 per share. Amortization for the period represents twelve of the sixty-month vesting period. Does not include an estimated forfeiture rate of 7.5%. These shares were granted to Mr. Weatherly while serving as a non-management member of the Board of Directors.

(7)	Represents current year amortization in accordance with FAS 123R of shares of common stock awarded on August 21, 2006 pursuant to the Company’s 1996 Stock Incentive Plan. The closing price of the common stock on the New York Stock Exchange on the date of grant was $15.83 per share. Shares vesting 100% on the grant date. These shares were granted to Mr. Weatherly while serving as a non-management member of the Board of Directors.

(8)	Represents current year amortization in accordance with FAS 123R of shares of common stock awarded on November 16, 2006 pursuant to the Company’s 2006 Stock Incentive Plan. The closing price of the common stock on the New York Stock Exchange on the date of grant was $15.93 per share. Amortization for the period represents one of the forty-eight month vesting period. Does not include an estimated forfeiture rate of 7.5%.

(9)	All other compensation for Fred L. Callon consists of the following: $16,500 contributed by the Company to his 401(k) savings plan in cash, $5,500 representing the value of common stock contributed by the Company to his 401(k) savings plan, $3,264 associated with company provided life insurance, $16,526 representing the depreciation, maintenance and fuel costs associated with a company-provided automobile originally purchased in September 2004 for $44,598, and $13,560 associated with two personal term life insurance policies for which Mr. Callon is sole beneficiary and the premiums are paid by the Company.

(10)	All other compensation for B. F. Weatherly consists of the following: $673 contributed by the Company to his 401(k) savings plan in cash, $673 representing the value of common stock contributed by the Company to his 401(k) savings plan, $272 associated with company provided life insurance, and $865 representing the depreciation, maintenance and fuel costs associated with a company-provided automobile originally purchased in December 2006 for $35,000. During 2006, Mr. Weatherly also earned $35,000 in retainer fees as a non-management member of the Board of Directors and $7,500 as chairman of the Compensation Committee.

(11)	All other compensation for Stephen F. Woodcock consists of the following: $16,330 contributed by the Company to his 401(k) savings plan in cash, $5,443 representing the value of common stock contributed by the Company to his 401(k) savings plan, $3,264 associated with company provided life insurance, and $14,923 representing the depreciation, maintenance and fuel costs associated with a company-provided automobile originally purchased in January 2004 for $42,091.

(12)	All other compensation for Thomas E. Schwager consists of the following: $14,724 contributed by the Company to his 401(k) savings plan in cash, $4,908 representing the value of common stock contributed by the Company to his 401(k) savings plan, $3,264 associated with company provided life insurance, and $16,970 representing the depreciation, maintenance and fuel costs associated with a company-provided automobile originally purchased in October 2006 for $45,354.

(13)	All other compensation for Rodger W. Smith consists of the following: $12,554 contributed by the Company to his 401(k) savings plan in cash, $4,185 representing the value of common stock contributed by the Company to his 401(k) savings plan, $2,860 associated with company provided life insurance, and $19,617 representing the depreciation, maintenance and fuel costs associated with a company-provided automobile originally purchased in March 2006 for $43,994.
Grant of Plan-based Awards During 2006
     The following table presents grants of equity awards during the fiscal year ending December 31, 2006:

		Estimated Future
		Payouts Under
		Equity
		Incentive Plan				Grant
		Awards				Date
		Thresh-			Maxi-	Fair
		old	Target		mum	Value
Name	Grant Date	(#)	($)		(#)	($)
Fred L. Callon	08/21/06	—	50,000	(1)	—	791,500

B. F. Weatherly	08/21/06		5,000	(1)
	11/16/06	—	45,000	(2)	—	796,000

Stephen F. Woodcock	08/21/06	—	40,000	(1)	—	633,200

Thomas E. Schwager	08/21/06	—	32,000	(1)	—	506,560

Rodger W. Smith	08/21/06	—	23,000	(1)	—	364,090

(1)	Represents performance shares awarded August 21, 2006 under the 1996 plan. The closing price on the New York Stock Exchange on the date of grant was $15.83 per share. Vesting provisions are 20% on the grant date and 20% on each anniversary date thereafter. Unvested shares do not carry voting rights until vesting occurs. On December 29, 2006 the closing price of the Company’s common stock on the New York Stock Exchange was $15.03 per share.

(2)	Represents performance shares awarded November 16, 2006 under the 2006 plan. The closing price on the New York Stock Exchange on the date of grant was $15.93 per share. Vesting provisions are 25% on November 16, 2007 and 25% on each anniversary date thereafter. Unvested shares do not carry voting rights until vesting occurs. On December 29, 2006 the closing price of the Company’s common stock on the New York Stock Exchange was $15.03 per share.

Stock-Based Incentive Compensation Plans
     The Company currently maintains four common stock-based incentive plans for its directors and employees: the 1994 Plan, the 1996 Plan, the 2002 Plan, and the 2006 Plan.
     1994 Plan. The 1994 Plan was adopted on June 30, 1994 and approved by the Company’s sole shareholder on that date. Pursuant to the 1994 Plan, 600,000 shares of common stock were reserved for issuance upon the exercise of options or for grants of performance shares. The 1994 Plan terminated effective July 14, 2004, therefore, no awards were made after this date.
     1996 Plan. On August 23, 1996, the Board of Directors of the Company approved and adopted the 1996 Plan. The 1996 Plan was later approved by the shareholders of the Company on June 19, 1997. Pursuant to the 1996 Plan, 900,000 shares of common stock were reserved for issuance upon the exercise of options or for grants of performance shares. On August 20, 1998, the Board of Directors amended the 1996 Plan, as permitted pursuant to the terms of the 1996 Plan, to increase the number of shares of common stock reserved for issuance to 1,200,000 shares. On May 9, 2000, the shareholders of the Company approved an increase in the available number of shares of common stock reserved for issuance under the 1996 Plan to 2,200,000 shares. During 2006, 15,000 options were issued to a newly hired employee, 520,000 performance shares were awarded to company employees and to non-management directors, 294,427 shares were returned to the plan as a result of being withheld to pay the exercise price and income taxes associated with option exercises and/or vesting of performance shares, and 446,384 shares became un-issuable as a result of the termination of the plan. As of March 19, 2007, there were no remaining shares of common stock available for grant under the 1996 Plan.
     2002 Plan. On February 14, 2002, the Board of Directors of the Company approved and adopted the 2002 Plan. Pursuant to the 2002 Plan, 350,000 shares of common stock are reserved for issuance upon the exercise of options or for grants of stock options, stock appreciation rights or units, restricted stock, or performance shares or units. This Plan qualified as a “broadly based” plan under the provisions of the New York Stock Exchange rules and regulations at the time it was adopted and therefore did not require shareholder approval. Because the 2002 Plan is a broadly based plan, the aggregate number of shares underlying awards granted to officers and directors cannot exceed 50% of the total number of shares underlying the awards granted to all employees during any three-year period. During 2006, 17,500 performance shares were issued. To date in 2007, there have been no awards granted. As of March 19, 2007, there were 18,166 shares of common stock available for future grant under the 2002 Plan.
     2006 Plan. On March 9, 2006, the Board of Directors of the Company approved and adopted the 2006 Plan, subject to shareholder approval. The 2006 Plan was approved by the shareholders in conjunction with the 2006 Annual Meeting of Shareholders held on May 4, 2006. Pursuant to the 2006 Plan, 500,000 shares of common stock are reserved for issuance upon the exercise of options or for grants of stock options, stock appreciation rights or units, restricted stock, or performance shares or units. During 2006, 45,000 performance shares were awarded to B. F. Weatherly as a new employee. To date in 2007, there have been no awards granted. As of March 19, 2007, there were 455,000 shares of common stock available for future grant under the 2006 Plan.
     1997 Employee Stock Purchase Plan. In 1997, the Board of Directors authorized the implementation of the Callon Petroleum Company 1997 Employee Stock Purchase Plan (the “1997 Purchase Plan”), which was approved by the Company’s shareholders on June 19, 1997. The Plan provided eligible employees of the Company with the opportunity to acquire a proprietary interest in the Company through participation in a payroll deduction-based employee stock purchase plan. An aggregate of 250,000 shares of common stock was reserved for issuance over the ten-year term of the 1997 Purchase Plan. The purchase price per share at which common stock could be purchased by the participant on each purchase date within an offering period was equal to eighty-five percent of the fair market value per share of common stock. As of March 19, 2007, all reserved shares have been issued.
Long-Term Incentive Plan Awards
     Other than the 1994 Plan, the 1996 Plan, the 2002 Plan, and the 2006 Plan the Company does not have a long-term incentive plan for its employees.

Outstanding Equity Awards at Fiscal Year-End
     The following table contains all equity grants outstanding at December 31, 2006 for the Named Executive Officers:

	Option Awards				Stock Awards
	Number
	of
	Securities				Number of		Market
	Underlying				Shares or Units of		Value of Shares
	Unexercised		Option		Stock that		or Units of Stock
	Options		Exercise	Option	have not		that have
	(#)		Price	Expiration	Vested		not vested
Name	Exercisable		($)	Date	(#)		($)
Fred L. Callon	60,000	(1)	9.46875	08/20/2008			—
	110,000	(2)	10.50	03/23/2010	—		—
	18,750	(3)	4.50	07/12/2012	—		—
	12,625	(4)	3.70	08/23/2012	—		—
	—		—	—	25,800	(18)	387,774	(21)
	—		—	—	40,000	(19)	601,200	(21)

B. F. Weatherly	5,000	(5)	9.46875	05/29/2008	—		—
	5,000	(6)	10.9688	04/30/2009	—		—
	5,000	(7)	15.3125	06/20/2007	—		—
	5,000	(8)	13.5625	05/10/2010	—		—
	20,000	(9)	10.50	07/25/2010	—		—
	5,000	(10)	11.61	05/04/2011	—		—
	5,000	(11)	6.05	05/08/2012	—		—
	5,000	(12)	5.12	05/02/2013	—		—
	5,000	(13)	12.40	05/06/2014	—		—
	5,000	(14)	13.71	05/05/2015	—		—
	—		—	—	15,000	(18)	225,450	(21)
	—		—	—	45,000	(20)	676,350	(21)

Stephen F. Woodcock	25,000	(15)	9.00	03/05/2009	—		—
	44,000	(2)	10.50	03/23/2010	—		—

	Option Awards				Stock Awards
	Number
	of
	Securities				Number of		Market
	Underlying				Shares or Units of		Value of Shares
	Unexercised		Option		Stock that		or Units of Stock
	Options		Exercise	Option	have not		that have
	(#)		Price	Expiration	Vested		not vested
Name	Exercisable		($)	Date	(#)		($)
	13,250	(3)	4.50	07/12/2012	—		—
	8,500	(4)	3.70	08/23/2012	—		—
	—		—	—	11,100	(18)	166,833	(21)
	—		—	—	32,000	(19)	480,960	(21)

Thomas E. Schwager	—		—	—	10,500	(18)	157,815	(21)
	—		—	—	25,600	(19)	384,768	(21)

Rodger W. Smith	8,000	(15)	9.00	03/05/2009	—		—
	20,000	(2)	10.50	03/23/2010	—		—
	1,600	(16)	4.50	07/12/2012	—		—
	1,083	(17)	3.70	08/23/2012	—		—
	—		—	—	7,500	(18)	112,725	(21)
	—		—	—	17,600	(19)	264,528	(21)

(1)	Represents stock options awarded on August 20, 1998 which are 100% vested.

(2)	Represents stock options awarded on March 23, 2000 which are 100% vested.

(3)	Represents stock options awarded on July 12, 2002 which are 100% vested.

(4)	Represents stock options awarded on August 23, 2002 which are 100% vested.

(5)	Represents stock options awarded on May 29, 1998 which are 100% vested.

(6)	Represents stock options awarded on April 30, 1999 which are 100% vested.

(7)	Represents stock options awarded on June 20, 1997 which are 100% vested.

(8)	Represents stock options awarded on May 10, 2000 which are 100% vested.

(9)	Represents stock options awarded on July 25, 2000 which are 100% vested.

(10)	Represents stock options awarded on May 4, 2001 which are 100% vested.

(11)	Represents stock options awarded on May 8, 2002 which are 100% vested.

(12)	Represents stock options awarded on May 2, 2003 which are 100% vested.

(13)	Represents stock options awarded on May 6, 2004 which are 100% vested.

(14)	Represents stock options awarded on May 5, 2005 which are 100% vested.

(15)	Represents stock options awarded on March 5, 1999 which are 100% vested.

(16)	Represents 33% of the original award of stock options awarded on July 12, 2002 which are 100% vested.

(17)	Represents 33% of the original award of stock options awarded on August 23, 2002 which are 100% vested.

(18)	Represents 60% of the original award of the 2004 performance shares awarded July 14, 2004. Award vests 20% on July 14, 2005 and 20% on each anniversary thereafter.

(19)	Represents 80% of the original award of the 2006 performance shares awarded August 21, 2006. Award vests 20% on the grant date and 20% on each anniversary thereafter.

(20)	Represents 100% of the original award of 2006 performance shares awarded upon employment on November 16, 2006.

Award vest 25% over four years beginning November 16, 2007 and on each anniversary thereafter.

(21)	Amounts calculated based on the December 29, 2006 closing price on the New York Stock Exchange of $15.03 per share.

Option Exercises and Stock Vested Table
     The following table indicates option exercises and stock vesting during 2006 for the Named Executive Officers:

	Option Awards				Stock Awards
					Number of
					Shares
	Number of		Value		Acquired		Value
Name of	Shares Acquired		Realized On		on		Realized on
Executive	on Exercise		Exercise		Vesting		Vesting
Officer	(#)(1)		($)		(#)		($)
Fred L. Callon	37,500	(1)	300,188	(3)	8,600	(9)	151,403	(11)
	—		—		10,000	(10)	158,300	(12)

B. F. Weatherly	5,000	(2)	27,975	(4)	5,000	(9)	88,025	(11)
	5,000	(1)	29,175	(5)	5,000	(10)	79,150	(12)
	5,000	(1)	33,375	(6)	—		—
	5,000	(1)	19,000	(7)	—		—
	5,000	(1)	19,425	(8)	—		—

Stephen F. Woodcock	17,500	(1)	140,088	(3)	3,700	(9)	65,139	(11)
	—		—		8,000	(10)	126,640	(12)

Thomas E. Schwager	—		—		3,500	(9)	61,618	(11)
	—		—		6,400	(10)	101,312	(12)

Rodger W. Smith	8,500	(1)	68,043	(3)	2,500	(9)	44,013	(11)
	—		—		4,400	(10)	69,652	(12)

(1)	Represents options awarded on 08/23/1996.

(2)	Represents options awarded on 06/20/1996.

(3)	Represents the difference between fair market value of shares on the date of exercise of $20.005per share and the option price of $12.00 per share.

(4)	Represents the difference between fair market value of shares on the date of exercise of $19.345 per share and the option price of $13.75 per share.

(5)	Represents the difference between fair market value of shares on the date of exercise of $17.835 per share and the option price of $12.00 per share.

(6)	Represents the difference between fair market value of shares on the date of exercise of $18.675 per share and the option price of $12.00 per share.

(7)	Represents the difference between fair market value of shares on the date of exercise of $15.80 per share and the option price of $12.00 per share.

(8)	Represents the difference between fair market value of shares on the date of exercise of $15.885 per share and the option price of $12.00 per share.

(9)	Represents a 20% vesting of performance shares awarded July 14, 2004.

(10)	Represents a 20% vesting of performance shares awarded August 21, 2006.

(11)	Computed based on the fair market value of the common stock on the date of vesting equal to $17.605 per share.

(12)	Computed based on the fair market value of the common stock on the date of vesting equal to $15.83 per share.

Executive Compensation – Post Employment
     The following table shows the estimated gross taxable compensation payable upon a change in control or termination of employment under several scenarios. The information assumes, in each case, that the officer’s termination was effective as of December 31, 2006. In presenting this disclosure, we describe amounts earned through December 31, 2006 and, in those cases where the actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company, our estimates of the amounts which would be paid out to the executives upon their termination.

			Accelerated	Continued
	Base	Cash	Stock Award	Employee
Name and	Salary	Bonus	Vesting	Benefits	Other	Total
Reason for Termination	($)(5)	($)(5)	($)(6)	($)(5)(7)	($)	($)
Fred L. Callon
Change in Control (1)	1,304,100	226,667	988,974	67,546	873,896 (8)	3,461,183
Termination for Good Reason (2)	—	—	387,774	—	—	387,774
Termination for Cause (3)	—	—	—	—	—	—
Death, Disability, or Retirement (4)	—	—	988,974	—	—	988,974
Voluntary termination	—	—	—	—	—	—

B. F. Weatherly
Change in Control (1)	—	—	901,800	—	—	901,800
Termination for Good Reason (2)	—	—	—	—	—	—
Termination for Cause (3)	—	—	—	—	—	—
Death, Disability, or Retirement (4)	—	—	901,800	—	—	901,800
Voluntary termination	—	—	—	—	—	—

Stephen F. Woodcock
Change in Control (1)	—	—	647,793	—	—	647,793
Termination for Good Reason (2)	—	—	166,833	—	—	166,833
Termination for Cause (3)	—	—	—	—	—	—
Death, Disability, or Retirement (4)	—	—	647,793	—	—	647,793
Voluntary termination	—	—	—	—	—	—

Thomas E. Schwager
Change in Control (1)	—	—	542,583	—	—	542,583
Termination for Good Reason (2)	—	—	157,815	—	—	157,815
Termination for Cause (3)	—	—	—	—	—	—
Death, Disability, or Retirement (4)	—	—	542,583	—	—	542,583
Voluntary termination	—	—	—	—	—	—

			Accelerated	Continued
	Base	Cash	Stock Award	Employee
Name and	Salary	Bonus	Vesting	Benefits	Other	Total
Reason for Termination	($)(5)	($)(5)	($)(6)	($)(5)(7)	($)	($)
Rodger W. Smith
Change in Control (1)	—	—	377,253	—	—	377,253
Termination for Good Reason (2)	—	—	112,725	—	—	112,725
Termination for Cause (3)	—	—	—	—	—	—
Death, Disability, or Retirement (4)	—	—	377,253	—	—	377,253
Voluntary termination	—	—	—	—	—	—

(1)	The award agreements under which performance shares were issued to our named executive officers provide for accelerated vesting upon a change in control or termination of employment for good reason or upon death, disability or retirement. In addition, Fred L. Callon is a party to a Severance Compensation Agreement with the Company that provides for benefits in the event of a change in control or termination of employment. See Employment Agreements, Termination of Employment and Change-in-Control Arrangements” and footnote 8 below. “Change in Control” is generally defined consistent with industry standards.

(2)	“Termination for Good Reason” is generally defined as voluntary termination following the Company’s failure to maintain and continue the executive’s title or position, compensation, employee benefits, duties, responsibilities and status with the Company as in effect at the date the award. The definition also includes the mandatory relocation in excess of a fifty (50) mile radius of Natchez, MS.

(3)	“Termination for Cause” is generally defined as willful misconduct or intentional and continual neglect of duties which may continue after the employee has had a reasonable opportunity to correct the same, commission of fraud or embezzlement, any action intended to harm the Company, theft or conviction of a felony.

(4)	“Disability” is generally defined as the employee’s inability to carry out the normal and usual duties of his employment on a full-time basis for an entire period of six (6) continuous months together with the reasonable likelihood, as determined by the Board of Directors after consultation of a qualified physician, will be unable to carry out his normal and usual duties of employment. Retirement is generally defined as the employee’s attainment of an age which the Board of Directors determines to be consistent with normal retirement age.

(5)	The amount has been computed based on the provisions contained in Mr. Callon’s Severance Compensation Agreement.

(6)	The amounts are computed based on unvested stock awards at December 31, 2006 using the closing price of the Company’s common stock on the New York Stock Exchange on December 29, 2006, the last trading day for 2006, at $15.03 per share.

(7)	Benefits consist of thirty-six months of employer provided family medical and dental insurance, life insurance, dependent life insurance, accidental death coverage and disability coverage.

(8)	Amount represents an estimated tax gross-up assuming a change in control on December 31, 2006. Due to Mr. Callon’s annual salary, bonuses, his taxable income from the vesting of performance shares, and the exercise of options during the last five years (which is included for purposes of calculating base compensation under Section 280G), we estimate that there would be excise taxes imposed on him and a corresponding payment by the Company. The applicable tax rates for purposes of computing the IRC Section 4999 excise tax gross-up were as follows: 35% (Federal); 5% (MS state); 1.45% (Medicare), and 20% (IRC Section 4999).
Employment Agreements, Termination of Employment and Change-in-Control Arrangements
     Severance Compensation Agreements. Effective January 1, 2002, the Company entered into a Severance Compensation Agreement with Fred L. Callon providing for certain benefits in the event that a “change of control” occurs. The Agreement provides for a three-year term that automatically extends for successive one-year periods until either the Company or Mr. Callon notifies the other party prior to such renewal that it has elected to terminate the Agreement; provided that the term of the Agreement shall be until the later of two years following the date of a change of control and the satisfaction of all obligations of the Company under the Agreement. The Agreement terminates upon the executive’s death, disability termination for cause or voluntary resignation other than for “good reason.”
     Pursuant to the Agreement, if Mr. Callon’s employment with the Company is terminated without cause by the Company or for good reason by him within two years following a change of control by the Company (or in certain cases, prior to a change of control), then Mr. Callon is entitled to a single lump-sum cash payment in an amount equal to three times the sum of (a) his annual base salary, and (b) the higher of the average bonus earned by him during the three preceding years or the target bonus that he is eligible to receive during the year of termination. In addition, the Company must maintain at its expense until 36 months after the date of termination all life, disability, medical, dental, accident and health insurance coverage. If Mr. Callon’s employment is terminated as a result of his death or disability, the Company is only required to make such payments if the termination occurred within six months of a change of control. “Good reason” is generally defined in the Agreement as a change in compensation, benefits, position, responsibilities, or location. A “change of control” is generally defined in the Agreement as (i) any person or group of persons acting in concert shall have become the beneficial owner of more than 50% of the outstanding common stock of the Company; (ii) the stockholders of the Company shall cause a change in the majority of the members of the Board of Directors within a twelve-month period; or (iii) the Company or its stockholders shall enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company.
     The Agreement also provide that, upon a change of control, all stock options, performance shares, restricted stock, stock appreciation rights and other similar rights held by Mr. Callon shall automatically become fully exercisable notwithstanding any vesting or exercisability provisions. If the Company cannot provide for acceleration of vesting as a result of provisions in existence prior to a change of control of any plan or agreement, the Company must provide in lieu thereof a lump-sum cash payment equal to the difference between the total value of the outstanding stock rights as of the date of termination and the total value of the stock rights in which Mr. Callon is vested as of the date of termination.
     The Agreement incorporates a provision to deal with the impact of the federal excise tax on excess parachute payments. The so-called “golden parachute” tax rules subject “excess parachute payments” to a dual penalty: the imposition of a 20 percent excise tax upon the recipient and non-deductibility of such payments by the paying corporation. While the excise tax is seemingly evenhanded, the excise tax can discriminate against long-serving employees in favor of new hires, against individuals who do not exercise stock options in favor of those who do and against those who elect to defer compensation in favor of those who do not. For these reasons, we believe that the provision of the excise tax gross-up in the Agreement is appropriate. If any payment to Mr. Callon is subject to any excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, a “gross-up” payment will be made to place such executive in the same net after-tax position as would have been the case if no excise tax had been payable.
Compensation of Non-Management Directors
     Each non-management director receives an annual retainer of $40,000 per year with an additional $20,000 per year for the chairman of the Audit Committee and an additional $10,000 per year to the chairman of the Compensation Committee and the chairman of the Nominating and Corporate Governance Committee. At the Company’s expense, each non-management director is reimbursed for reasonable out-of-pocket costs incurred to attend Board meetings. Pursuant to the 1996 Plan, each non-management director receives 5,000 stock options each year as part of their total compensation arrangement. During 2006, the 1996 Plan expired and as a result, the Compensation Committee elected to grant 5,000 performance shares to each non-management director to replace the lost options. The amount and frequency of future performance share awards will be at the discretion of the Compensation Committee. The table below indicates the total compensation earned and paid during 2006 for each non-management director:
Non-Management Director Compensation for 2006

	Fees
	Earned
	or Paid	Stock		Option	All Other
	in Cash	Awards		Awards	Compensation	Total
Name	($)(1)	($)(5)		($)	($)(9)	($)
L. Richard Flury	50,000 (2)	57,950	(6)	—	—	187,100
		79,150	(8)

John C. Wallace	60,000 (3)	69,100	(7)	—	180,225	388,475
		79,150	(8)

Richard O. Wilson	42,500 (4)	69,100	(7)	—	100,475	291,225
		79,150	(8)

(1)	Does not include reimbursement of expenses associated with attending the Board meetings.

(2)	Represents annual retainer of $40,000 and an additional $10,000 for acting as chairman of both the Nominating and Corporate Governance Committee and the Compensation Committee, each for a portion of the year.

(3)	Represents annual retainer of $40,000 and an additional $20,000 per year for acting as chairman of the Audit Committee.

(4)	Represents annual retainer of $40,000 and an additional $2,500 for acting as the chairman of the Nominating and Corporate Governance Committee for the fourth quarter 2006.

(5)	Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards No. 123R, “Share-based Payments.” See Note 3 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards.

(6)	Represents current year amortization in accordance with FAS 123R of 25,000 shares of common stock awarded on August 19, 2004. The shares awarded in 2004 had a fair market value of $11.59 on the date of the award with vesting over a five-year period. Amortization represents twelve of the sixty-month amortization period. The grant date fair value of the original award was $289,750.

(7)	Represents current year amortization in accordance with FAS 123R of 25,000 shares of common stock awarded on July 14, 2004. The shares awarded in 2004 had a fair market value of $13.82 on the date of the award with vesting over a five-year period. Amortization represents twelve of the sixty-month amortization period. The grant date fair value of the original award was $345,500.

(8)	Represents current year amortization in accordance with FAS 123R of 5,000 shares awarded on August 21, 2006. The shares awarded in 2006 had a fair market value of $15.83 on the date of the award with 100% vesting on the date of the award. The grant date fair value of the original award was $79,150.

(9)	Represents income associated with various 2006 exercises of stock options awarded in prior years. Combined amount is measured based on the difference between the fair market price of the common stock on the date of exercise and the option price on the date of exercise.

(10)	At December 31, 2006, Messrs. Flury, Wallace and Wilson held outstanding stock options to acquire 5,000, 65,000, and 65,000 shares, respectively, which are 100% vested. Also on that date, Messrs. Flury, Wallace and Wilson have unvested performance shares totaling 15,000 each.
     Fred L. Callon serves as Chairman of the Board of Directors but does not receive any additional compensation for his services in this capacity and therefore has been omitted from the table above. Compensation paid to Mr. Weatherly as a director prior to his appointment in November 2006 as Executive Vice President and Chief Financial Officer is disclosed in the Summary Compensation Table.
Securities Authorized for Issuance under Equity Compensation Plans

	Number of securities
	to be issued upon	Weighted Average	Number of securities remaining
	exercise of	exercise price of	available for future issuance under
	outstanding options	outstanding options	equity compensation plans
	(#)	($)	(excluding securities reflected in
Plan	(a)	(b)	columns (a)
1994 Plan (1)	59,000	10.48	—
1996 Plan (1)	568,925	10.53	—
2002 Plan (2)	112,300	6.61	18,166
2006 Plan (1)	—	—	455,000

(1)	Plan approved by the Company’s shareholders.

(2)	Plan was adopted as a “broadly based” plan which did not require shareholder approval. See “Stock-Based Incentive Compensation Plans – 2002 Plan” for a description of the material terms of the Plan.

PROPOSAL II
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ratification of Independent Registered Public Accounting Firm
     The Audit Committee of the Board of Directors is required by law and applicable New York Stock Exchange rules to be directly responsible for the appointment, compensation and retention of the Company’s independent registered public accountants. The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, for the examination of the accounts and audit of the financial statements of the Company for the year ending December 31, 2007. While shareholder ratification is not required by the Company’s bylaws or otherwise, the Board of Directors will present a proposal to the shareholders to approve and ratify as part of good corporate governance principles, the engagement of Ernst & Young LLP. If the shareholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders. A representative of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if he desires, and to respond to appropriate questions.
     Management recommends that the shareholders approve and ratify the appointment of Ernst & Young LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007. Unless otherwise indicated, all properly executed proxies received by the Company will be voted “FOR” such ratification at the Annual Meeting.
SHAREHOLDERS’ PROPOSALS
FOR 2008 ANNUAL MEETING
     Shareholders who desire to present proposals at the 2008 Annual Meeting of Shareholders and to have proposals included in the Company’s proxy materials must submit their proposals to the Company at its principal executive offices not later than December 14, 2007. If the date of the 2008 Annual Meeting of Shareholders is changed by more than 30 days from the date of the 2007 Annual Meeting of Shareholders, the deadline for submitting proposals is a reasonable time before the Company begins to print and mail its proxy materials for its 2008 Annual Meeting of Shareholders.
     The person named in the Company’s form of proxy for the 2007 Annual Meeting will have discretionary authority to vote any proxies they hold at such meeting on any matter for which the Company does not receive notice by February 27, 2008, unless the Company changes the date of its 2008 Annual Meeting of Shareholders by more than 30 days from the date of the 2007 Annual Meeting of Shareholders, in which case such persons will be able to exercise discretionary authority if notice of the matter has not been received in a reasonable time before the Company mails its proxy materials for the 2008 Annual Meeting of Shareholders.
     If the date of the 2008 Annual Meeting of Shareholders is advanced or delayed by more than 30 calendar days from the date of the 2007 Annual Meeting of Shareholders, the Company shall, in a timely manner, inform shareholders of such change, by including a notice, under Item 5, in its earliest possible quarterly report on Form 10-Q. The notice will include the new deadline for submitting proposals to be included in the Company’s proxy statement and the new date for determining whether the Company may exercise discretionary voting authority because it has not received timely notice of a matter.
     In order to avoid controversy as to the date on which the Company receives any such proposal, it is suggested that shareholders submit their proposals by certified mail, return receipt requested, or other means that permit them to prove the date of delivery.

FINANCIAL STATEMENTS AND OTHER AVAILABLE DOCUMENTS
     Financial statements of the Company for its most recent fiscal year are contained in the 2006 Annual Report and the Company’s Report on Form 10-K. Printed copies of the Company’s Annual Report, the Company’s Annual Report on Form 10-K, Corporate Governance Principles, Code of Business Conduct and Ethics and Charters of Board Committees are available to shareholders upon written request to the Robert A. Mayfield, Corporate Secretary, Callon Petroleum Company, 200 North Canal Street, Natchez, Mississippi 39120. You may also view the documents on the Company’s website at www.callon.com.
OTHER BUSINESS
     The Board of Directors does not know of any matter to be acted upon at the Annual Meeting other than those described above. If other business comes before the Annual Meeting, the persons named on the proxy will vote the proxy in accordance with what they consider to be in the best interests of the Company and its shareholders.
     Please sign, date, and return your proxy promptly to avoid unnecessary expense. All shareholders are urged, regardless of the number of shares owned, to participate in the 2007 Annual Meeting by returning their proxy in the enclosed business reply envelope.

By Order of the Board of Directors /s/ Fred L. Callon Fred L. Callon Chairman, President and Chief Executive Officer

Natchez, Mississippi
April 11, 2007

EXHIBIT A
CALLON PETROLEUM COMPANY
Audit Committee Charter
(As revised April 2004)
This Audit Committee Charter (“Charter”) sets forth the purpose and membership requirements of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) and establishes the authority and responsibilities delegated to it by the Board.
1.	Purpose. The purpose of the Committee is to oversee (i) the integrity of the Company’s financial statements and disclosures, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of the Company’s independent auditing firm (the “External Auditor”), (iv) the performance of the Company’s internal audit function and External Auditors, (v) the Company’s internal control systems, and (vi) the Company’s procedures for monitoring compliance with the Company’s Code of Business Conduct and Ethics.

2.	Committee Members.
2.1.	Composition and Appointment. The Committee shall consist of three (3) or more members of the Board. The Board shall designate members of the Committee. The members and Chairperson of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Membership on the Committee shall rotate at the Board’s discretion. The Board shall fill vacancies on the Committee and may remove a Committee member from the membership of the Committee at any time without cause. Members shall serve until their successors are appointed by the Board.

2.2.	Independence. Each member of the Committee must meet the independence requirements of the New York Stock Exchange (“NYSE”) and applicable state and federal law, including the rules and regulations of the Securities and Exchange Commission (“SEC”).

2.3.	Financial Literacy. Each member of the Committee shall, in the Board’s judgment, be financially literate or must become financially literate within a reasonable period of time after such member’s appointment to the Committee. At least one member of the Committee shall, in the Board’s judgment, have accounting or related financial management expertise. In addition, in connection with the preparation of any reports regarding the financial experience of the members of the Committee to be included in the Company’s periodic public reports, the Board shall determine with respect to each member of the Committee whether or not, in the Board’s judgment, such member is an “audit committee financial expert,” as such term is defined by the SEC.

2.4.	Subcommittees. The Committee shall have the authority to delegate authority and responsibilities to subcommittees; provided that no subcommittee shall consist of less than two members.

2.5.	Simultaneous Service on Other Audit Committees. If a member of the Committee serves on the audit committee (or, in the absence of an audit committee, the board committee performing equivalent functions, or, in the absence of such committee, the board of directors) of more than two (2) other public companies, the Board must affirmatively determine that such simultaneous service on multiple audit committees will not impair the ability of such member to serve on the Committee. The basis for the Board’s determination shall be disclosed in the Company’s proxy statement prepared in connection with its annual meeting of stockholders.
3.	Authority.
3.1.	Education. To help ensure that the members of the Committee have the proper knowledge to perform their responsibilities, Committee members shall have the authority, at the Company’s expense, to attend outside educational programs, retain outside professionals to conduct educational programs and undertake other appropriate steps to keep current with developments in accounting, disclosure, risk management, internal controls, auditing and other matters that are relevant to the carrying out of the Committee’s responsibilities.

3.2.	Advisors. The Committee shall have the authority to retain, at the Company’s expense, independent legal, financial and other advisors (“Advisors”) it deems necessary to fulfill its responsibilities.

3.3.	Investigations. The Committee shall have the authority to conduct investigations that it deems necessary to fulfill its responsibilities.

3.4.	Information. The Committee shall have the authority to require any officer, director or employee of the Company, the Company’s outside legal counsel and the External Auditor to meet with the Committee and any of its Advisors and to respond to the Committee’s inquiries. The Committee shall have full access to the books, records and facilities of the Company in carrying out its responsibilities.

3.5.	Funding. The Committee shall have the authority to determine, on behalf of the Company, the compensation of (i) the External Auditor for its services in rendering an audit report and (ii) any Advisors employed by the Company pursuant to Section 3.2.

4.	Meetings.
4.1.	Frequency of Meetings. The Committee shall meet, or otherwise discuss, at least once per fiscal quarter in connection with (i) its review of the Company’s financial statements and the disclosures that are to be included in the Company’s Form 10-Q and Form 10-K filings with the SEC, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (ii) the preparation of the Committee’s report to be included in the Company’s proxy statement in connection with the Company’s annual meeting of stockholders pursuant to Section 10.4 below. The Chairperson may call a special meeting at any time he or she deems advisable.

4.2.	Executive Sessions. The Committee shall maintain free and open communication with (i) the Company’s chief executive officer (“CEO”), (ii) the Company’s chief financial officer (“CFO”) being responsible for all financial matters and overseeing internal auditing (“Internal Auditor”), (iii) the External Auditor, and (iv) the Company’s general counsel, or outside legal counsel retained for general corporate purposes, (“General Counsel”) and shall periodically meet in separate executive (private) sessions with each such person and other members of the Company’s management to discuss any matters that the Committee or any such person believes should be discussed privately with the Committee.

4.3.	Minutes. Minutes of each meeting of the Committee shall be kept by the corporate secretary to document the discharge by the Committee of its responsibilities. A copy thereof shall be incorporated with and into the next regularly scheduled meeting of the Board.

4.4.	Quorum. A quorum shall consist of the greater of one-half of the Committee’s membership or two persons. The act of a majority of the Committee members present at a meeting at which a quorum is present shall be the act of the Committee.

4.5.	Agenda. The Chairperson of the Committee shall prepare an agenda for each meeting of the Committee, in consultation with Committee members and any appropriate member of the Company’s management or staff, as necessary. As requested by the Chairperson, members of the Company’s management and staff shall assist the Chairperson with the preparation of any background materials necessary for any Committee meeting.

4.6.	Presiding Officer. The Chairperson of the Committee shall preside at all Committee meetings. If the Chairperson is absent at a meeting, a majority of the Committee members present at a meeting shall appoint a different presiding officer for that meeting.
5.	External Auditor Oversight.
5.1.	Selection and Evaluation. Subject to shareholder ratification, if such ratification is required by applicable law or the certificate of incorporation or the bylaws of the Company, the Committee shall have sole responsibility for the appointment, retention, oversight, termination and replacement of the External Auditor and for the approval of all audit and engagement fees. The Committee shall annually, following the completion of the audit reports and at such other times as it deems appropriate, evaluate the performance of the External Auditor, including a specific evaluation of the External Auditor’s lead (or coordinating) audit partner having primary responsibility for the Company’s audit.

5.2.	Pre-Approval of External Auditor Services.
5.2.1.	Committee Pre-Approval. No audit services or non-audit services shall be provided to the Company by the External Auditor unless first pre-approved by the Committee and unless permitted by applicable securities laws and the rules and regulations of the SEC. If the Committee approves an audit service within the scope of the engagement of the External Auditor, such audit service shall be deemed to have been pre-approved for purposes of this Section.

5.2.2.	Pre-Approval Exception. Pre-approval shall not be required under Section 5.2.1. for non-audit services provided by the External Auditor, if (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than the five percent (5%) of the total amount of revenues paid by the Company to the External Auditor during the fiscal year in which such non-audit services are provided, (ii) such non-audit services were not recognized by the Company at the time of the External Auditor’s engagement to be non-audit services, and (iii) such non-audit services are promptly brought to the attention of the Committee and approved by the Committee prior to the completion of the audit.

5.2.3.	Delegation of Pre-Approval Authority. The Committee may delegate to one (1) or more members of the Committee the authority to grant pre-approval of non-audit services required by this Section, including the pre-approval described in clause (iii) of Section 5.2.2. The decision of any member to whom such authority is delegated to pre-approve non-audit services shall be presented to the full Committee for its approval at its next scheduled meeting.
5.3.	Independence. The Committee shall periodically meet with management, the Internal Auditor and the External Auditor to assess and satisfy itself that the External Auditor is “independent” in accordance with the rules and regulations of the NYSE and the SEC. The Committee shall annually obtain from the External Auditor a written statement delineating (i) all relationships between the External Auditor and the Company that may impact the External Auditor’s objectivity and independence, (ii) confirmation that none of the Company’s CEO, controller, CFO, chief accounting officer, Internal Auditor, or any person serving in an equivalent position to any of the foregoing for the Company, was employed by such External Auditor and participated in any capacity in the audit of the Company during the one (1) year period preceding the date of the initiation of the audit for which the External Auditor is engaged, and (iii) all the disclosures required by Independence Standards Board Standard No. 1.

5.4.	Quality Control. The Committee shall annually obtain from the External Auditor a written report describing (i) the External Auditor’s internal quality-control procedures; and (ii) any material issues raised by (a) the External Auditor’s most recent internal quality-control review or peer review, or (b) any inquiry or investigation by governmental or accounting profession authorities, in each case, within the preceding five years, respecting one or more independent audits carried out by the External Auditor, and any steps taken to deal with any such issues.

5.5.	Audit Partner Rotation. The Committee shall annually obtain from the External Auditor a written statement confirming that neither the lead (or coordinating) audit partner having primary responsibility for the Company’s audit nor the audit partner responsible for reviewing the Company’s audit has performed audit services for the Company in each of the Company’s five (5) previous fiscal years.

5.6.	External Auditor Reports Review. The Committee shall review with management, the Internal Auditor and the External Auditor (i) the reports required to be prepared by the External Auditor under Section 10A(k) of the Securities Exchange Act of 1934 regarding (a) all critical accounting policies and practices used by the Company and (b) all alternative treatments of the Company’s financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the External Auditor; and (ii) all other material written communications between the External Auditor, management and the Internal Auditor, such as any management letter or schedule of unadjusted differences.

5.7.	Internal Control Assessment. The Committee shall annually obtain from the External Auditor a written report in which the External Auditor attests to and reports on the assessment of the Company’s internal controls made by the Company’s management.

5.8.	Accountability of External Auditor. The External Auditor shall report directly to the Committee and shall be ultimately accountable to the Committee. The Committee shall obtain an annual written statement from the External Auditor confirming its accountability to the Committee.

5.9.	Audit Assessment. The Committee shall annually assess with management, the Internal Auditor and the External Auditor any problems or difficulties encountered in connection with the audit process and managements’ response, including any restrictions on the scope of the External Auditor’s activities or on access to requested information, any accounting adjustments that were noted or proposed by the External Auditor but were “passed” (as immaterial or otherwise), any communications between the External Auditor’s team assigned to the Company’s audit and the External Auditor’s national office respecting auditing or accounting issues presented by the Company’s audit, and any “management” or “internal control” letter issued, or proposed to be issued, by the External Auditor to the Company.

5.10.	SAS 61 Communications. The Committee shall discuss with the External Auditor the matters required to be discussed under Statement on Auditing Standards No. 61.

5.11.	Audit Disagreement Inquiry. The Committee shall periodically inquire of management and the External Auditor as to any disagreements that may have occurred between them relating to the Company’s financial statements or disclosures. The Committee shall have sole responsibility for the resolution of any disagreements between management and the External Auditor regarding financial reporting.

5.12.	Hiring Policy. The Committee shall draft a policy regarding the hiring by the Company of employees or former employees of the Company’s External Auditors. After consideration of the pressures that may exist for employees of the External Auditor to consciously or subconsciously seek employment with the Company, the Committee shall make a determination as to whether or not such policy should be disclosed to the External Auditor and whether or not the External Auditor should be required to disclose such policy to each of its employees that provide services in connection with the Company’s audit.
6.	Internal Auditing Oversight.
6.1.	Internal Auditing Staff. The Committee shall annually evaluate the performance of the Internal Auditor and the internal auditing department, or the entity retained to provide internal audit services, with management and the External Auditor.

6.2.	Internal Audit Process. The Committee shall oversee the Company’s internal audit function and any other appropriate control process in place for reviewing and approving the Company’s internal transactions and accounting; provided, that (i) this Section 6.2 shall not be construed to require the Company to establish a separate internal audit department or dedicate employees to the task on a full-time basis and (ii) the Company may choose to outsource this function to a firm other than the External Auditor. The Committee shall meet periodically, at its discretion, with the Internal Auditor, the External Auditor and management to review (i) plans for the internal audit program (including scope, responsibilities, budget and staffing) for the coming year, (ii) the coordination of such plans with the work of the External Auditor, and (iii) the progress and results of the internal auditing process.

6.3.	Internal Audit Reports. The Committee shall meet periodically, at its discretion, with the Internal Auditor to review any significant reports to management prepared by the internal auditing staff together with management’s response and follow-up to these reports. The Internal Auditor shall provide a summary of all significant internal audit reports to the Committee each quarter.
7.	Financial Statements and Disclosure Oversight.
7.1.	SEC Filings and Earnings Releases and Guidance. Prior to the filing by the Company with the SEC of any annual report on Form 10-K or any quarterly report on Form 10-Q, the Committee shall review with management and the External Auditor the financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. In addition, the Committee shall periodically, at its discretion, review with management and the External Auditor the Company’s procedures (including types of information to be disclosed and the type of presentation to be made) with respect to press releases that contain information regarding the Company’s historical or projected financial performance and the provision of any such information, earnings guidance or other financial information to a financial analyst or rating agency. Such reviews should include consideration of (i) off-balance sheet transactions, obligations (including contingent obligations) and other relationships with unconsolidated entities or other persons that may have a current or future effect on the Company’s financial condition, results of operation, liquidity, capital expenditures or significant components of revenues or expenses; (ii) pro forma financial information, including any information required to reconcile such information with financial information prepared in accordance with GAAP; (iii) underlying estimates upon which the presented financial information is based; (iv) the reasonableness of significant judgments made in the preparation of the presented financial information; (v) whether, notwithstanding proper technical application of the applicable accounting rules, the presented financial information conforms to the accounting principles upon which the relevant accounting rules are based; and (vi) whether, notwithstanding proper technical application of the applicable accounting rules, the presented financial information misleads investors as to the Company’s underlying economic condition.

7.2.	Accounting Changes. The Committee shall, before their implementation, review with management and the External Auditor and approve all significant changes proposed to be made in the Company’s accounting principles and practices.

7.3.	Adequate Disclosure. The Committee shall periodically, at its discretion, inquire of management, the External Auditor, the General Counsel and, if the Committee deems it appropriate, outside legal counsel as to whether the Company’s financial statements comport with the disclosure requirements of federal securities laws, notwithstanding their conformity to accounting principles and practices.

7.4.	Criticisms. The Committee shall periodically, at its discretion, inquire of management, the General Counsel and the External Auditor as to their knowledge of any criticism of the Company’s financial statements or disclosures by any financial analysts, rating agencies, media sources or other reliable third-party sources. The Committee shall establish procedures for (i) the receipt, retention, investigation and resolution of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.
8.	Internal Controls and Compliance with Laws and Regulations and Code of Business Conduct and Ethics Oversight.
8.1.	Internal Controls and Compliance Policies. For the purpose of assessing their adequacy and effectiveness, the Committee (i) shall periodically, at its discretion, review and assess with management, the Internal Auditor, the General Counsel and the External Auditor (a) the internal control systems of the Company, including whether such controls are reasonably designed to ensure that appropriate information comes to the attention of the Committee in a timely manner, prevent violations of law and corporate policy and permit the Company to prepare accurate and informative financial reports, (b) the Company’s policies on compliance with laws and regulations, (c) the Company’s Code of Business Conduct and Ethics, and (d) the methods and procedures for monitoring compliance with such policies; and (ii) shall elicit any recommendations for the improvement of the Code of Business Conduct and Ethics and such controls, policies, methods and procedures. The Committee shall review with management and the External Auditor, prior to its annual filing, the internal control report (containing the annual assessment of the effectiveness of the internal control structure and procedures of the Company for ensuring the accuracy of public disclosures) that is required to be filed by the Company with the SEC on Form 10-K.

8.2.	Information Security. The Committee shall periodically, at its discretion, review and assess with management and the External Auditor the adequacy of the security for the Company’s information systems and the Company’s contingency plans in the event of a systems breakdown or security breach.

8.3.	Code of Business Conduct and Ethics Violations and Waivers. The Committee shall periodically, at its discretion, inquire of management, the Internal Auditor and the External Auditor as to their knowledge of (i) any violation of the Code of Business Conduct and Ethics, (ii) any waiver of compliance with the Code of Business Conduct and Ethics, and (iii) any investigations undertaken with regard to compliance with the Code of Business Conduct and Ethics. Any waiver of the Code of Business Conduct and Ethics with respect to a director or executive officer may only be granted by the Committee. All waivers granted by the Committee shall be promptly reported to the entire Board and be publicly disclosed as required by the rules and regulations of the SEC and NYSE.

8.4.	Misconduct Allegations. The Committee shall periodically, at its discretion, inquire of management and the General Counsel of their knowledge of any allegations of director or officer misconduct or misconduct by the Company (whether made by employees or third parties).

8.5.	Disagreements with Legal Counsel. The Committee shall periodically, in its discretion, inquire of management, the General Counsel and, if appropriate, outside legal counsel of any disagreements that may have occurred between management and legal counsel regarding any public disclosures or any other legal compliance issue.

8.6.	Related Persons Transactions Oversight. The Company shall not enter into a related person transaction unless such transaction is approved by the Committee after a review of the transaction for potential conflicts of interest. The terms “related person” and “transaction” shall have the meaning given such terms in Item 404 of Regulation S-K, as amended from time to time. If such related person transaction occurs and is approved by the Committee, the Committee shall review the disclosure(s) as required by Item 404.
9.	Risk Management Oversight.
9.1.	Risk Exposure. The Committee shall periodically meet with management and each Independent Auditor to review and discuss (a) guidelines and policies with respect to risk assessment and risk management to the extent necessary or appropriate to govern the process by which the Company’s risk assessment and management is undertaken and handled (although the Committee is not required to be the sole body responsible for risk assessment and management) and (b) the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. If the Company manages and assesses its risk through mechanisms other than the Committee, the mechanisms need not be replaced by the Committee, but the processes in place should be reviewed in a general manner by the Committee.

9.2.	Insurance. The Committee shall periodically review and assess insurance coverage, including Directors and Officers Liability, property and casualty loss, errors and omissions and surety bonds, with management and, at the Committee’s discretion, General Counsel.

9.3.	Special-Purpose Entities and Off-Balance Sheet Transactions. The Committee shall periodically meet with management, the Internal Auditor, the General Counsel and the External Auditor to review and assess all “special-purpose” entities of the Company and all complex financing transactions involving the Company, including all related off-balance sheet accounting matters.

9.4.	Consultation with Legal Counsel. The Committee shall periodically, at its discretion, review with the General Counsel and, if the Committee deems it appropriate, outside legal counsel legal matters (including material claims, pending legal proceedings, government investigations and material reports, notices or inquires received from governmental agencies) that may have a significant impact on the Company’s financial statements or risk management.
10.	Reports and Assessments.
10.1.	Board Reports. The Chairperson of the Committee shall, periodically, at his or her discretion, report to the Board on Committee actions and on the fulfillment of the Committee’s responsibilities under this Charter. Such reports shall include any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s External Auditors and the performance of the Company’s internal audit function. This report shall be presented and incorporated with and into the next regularly scheduled Board meeting.

10.2.	Charter Assessment. The Committee shall annually assess the adequacy of this Charter and advise the Board and the Nominating and Corporate Governance Committee of its assessment and of its recommendation for any changes to the Charter. The Committee shall, if requested by management, assist management with the preparation of a certification to be presented annually to the NYSE affirming that the Committee reviewed and reassessed the adequacy of this Charter.

10.3.	Committee Self-Assessment. The Committee shall annually make a self-assessment of its performance and shall report the results of such self-assessment to the Board and the Nominating and Corporate Governance Committee.

10.4.	Proxy Statement Report. The Committee shall prepare an annual report as required by the rules and regulations of the SEC and submit it to the Board for inclusion in the Company’s proxy statement prepared in connection with its annual meeting of stockholders.

10.5.	Recommend Action. The Committee shall annually make a determination as to whether to recommend to the Board that the audited financials (certified by the External Auditor) be included in the Company’s annual report on Form 10-K for filing with the SEC.

10.6.	Board Access to External Auditor. The Committee shall, whenever the Board of Directors or the Committee deems it appropriate, have the External Auditor attend a meeting of the Board to discuss specific issues and to answer questions from the directors.
11.	General.
11.1.	Financial Statement Responsibility. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and disclosures, and the External Auditor is responsible for auditing year-end financial statements and reviewing quarterly financial statements and conducting other procedures. It is not the duty of the Committee to certify the Company’s financial statements, to guarantee the External Auditor’s report or to plan or conduct audits. Since the primary function of the Committee is oversight, the Committee shall be entitled to rely on the expertise, skills and knowledge of management, the Internal Auditor and the External Auditor and the accuracy of information provided to the Committee by such persons in carrying out its oversight responsibilities. Nothing in this Charter is intended to change the responsibilities of management and the External Auditor.

11.2.	Charter Guidelines. While the responsibilities of the Committee set forth in Section 5 through 10 above are contemplated to be the principal recurring activities of the Committee in carrying out its oversight function, these responsibilities are to serve as a guide with the understanding that the Committee may diverge from them as it deems appropriate given the circumstances.
12.	Qualified Legal Compliance Committee Duties.
12.1.	Purpose. The Committee shall fulfill the requirements of a Qualified Legal Compliance Committee, as defined in Part 205 of Title 17, Chapter II of the Code of Federal Regulations (“Part 205”).

12.2.	Written Procedures. The Committee shall have the authority and responsibility to establish written procedures to confidentially receive, consider and retain reports of evidence of a material violation by the Company, its officers, directors, employees or agents of federal or state securities laws, material breach of fiduciary duty, or a similar material violation of any federal or state law.

12.3.	Report Submission. The Committee shall have the authority and responsibility to inform the Company’s chief legal officer, as such term is used in Part 205 (“CLO”), and CEO (or the equivalents thereof) of any report of evidence of a material violation (except in case of futility).

12.4.	Investigation Determination. The Committee shall determine whether an investigation is necessary regarding any report of evidence of a material violation by the Company, its officers, directors, employees or agents. If the Committee determines an investigation is necessary or appropriate, the

Committee shall (i) notify the Board of its determination to investigate, (ii) initiate an investigation, which may be conducted either by the CLO (or the equivalent thereof) or by outside counsel, and (iii) retain such additional Advisors to assist in such investigation as the Committee deems necessary or appropriate.

12.5.	Conclusion of Investigation. At the conclusion of any investigation the Committee shall (i) have the authority and responsibility to recommend, by majority vote, that the Company implement an appropriate response to evidence of a material violation, and (ii) inform the Company’s CLO and CEO (or the equivalents thereof) and the Board of the results of any such investigation and the appropriate remedial measures to be adopted, if any.

12.6.	Notification of SEC. The Committee shall have the authority to take all other appropriate action, including the authority to notify the SEC in the event that the Company fails in any material respect to implement an appropriate response that the Committee has recommended the Company to take; provided, that the Committee determines, by majority vote and after consultation with counsel, that such notification would be required by law or in the best interest of the Company.
General Authority. The Committee shall have the authority to take any other action necessary to meet the requirements of a Qualified Legal Compliance Committee under Part 205.

ANNUAL MEETING OF SHAREHOLDERS OF
CALLON PETROLEUM COMPANY
May 3, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
        2                                                ê Please detach along perforated line and mail in the envelope provided. ê
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF THE DIRECTOR AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1.	Election of Director:			2.	To ratify the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting firm.	☐	☐	☐

		NOMINEE:
☐	FOR NOMINEE	John C. Wallace
☐	WITHHOLD AUTHORITY FOR NOMINEE			3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ELECTION OF THE DIRECTOR AND “FOR” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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CALLON PETROLEUM COMPANY
200 North Canal Street, Natchez, Mississippi 39120
Proxy Solicited on Behalf of the Board of Directors
of the Company for the Annual Meeting on May 3, 2007
     The undersigned hereby constitutes and appoints Fred L. Callon his true and lawful agent and proxy with full power of substitution in each, to represent and to vote, as designated on the reverse, all of the shares of Common Stock of Callon Petroleum Company, held of record by the undersigned on March 19, 2007 at the Annual Meeting of Shareholders to be held at 9:00 a.m. in the St. Louis Room of the Natchez Convention Center, 211 Main Street, Natchez, Mississippi 39120 on May 3, 2007, and at any adjournments thereof, on all matters coming before said meeting.
     IF NO DIRECTION AS TO THE MANNER OF VOTING THIS PROXY IS MADE, THIS PROXY WILL BE VOTED “FOR” ELECTION OF THE DIRECTOR AND “FOR” PROPOSAL 2 AS INDICATED ON THE REVERSE SIDE HEREOF.
     You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card.
(Continued and to be signed on the reverse side)

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